                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF DECEMBER 31, 2003


                                      AMONG

                                RADIOLOGIX, INC.,
                                  AS BORROWER,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            AS AGENT AND AS A LENDER

                                       AND

                             THE ADDITIONAL LENDERS
                         FROM TIME TO TIME PARTY HERETO

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 31, 2003 among RADIOLOGIX, INC., a Delaware corporation, as Borrower, the financial institutions from time to time parties hereto, each as a Lender, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE CAPITAL"), individually as a Lender and as Agent.

                                    RECITALS:

         WHEREAS, Borrower, the other lenders party thereto (the "ORIGINAL LENDERS") and GE Capital, as agent for the Original Lenders, are party to that certain Amended and Restated Credit Agreement, dated December 12, 2001 (as amended, the "ORIGINAL CREDIT AGREEMENT"); and

         WHEREAS, Borrower, GE Capital and the Original Lenders desire to continue and to (i) amend and restate the Original Credit Agreement in its entirety with this Agreement and (ii) amend and restate certain other Loan Documents executed in connection with the Original Credit Agreement in connection herewith; and

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Lenders and Agent hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 CERTAIN DEFINED TERMS.

         The following terms have the following meanings:

         "ACCOUNTS" means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any "account" (as that term is defined in the UCC now or hereafter in effect), any accounts receivable, any "health-care-insurance receivables" (as that term is defined in the UCC now or hereafter in effect), any "payment intangibles" (as that term is defined in the UCC now or hereafter in effect) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, general intangibles, rights, remedies, guarantees, supporting obligations, letter of credit rights and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under any of the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Secured Credit Party or to which any Secured Credit Party is entitled in respect of or related to the foregoing (other than any such information and data subject to legal restrictions of patient confidentiality), (e) all collateral security of any kind, given by any Account Debtor or any other Person to any Secured Credit Party, with respect to any of the foregoing, and (f) all proceeds of any of the foregoing. "Accounts" of the Secured Credit Parties shall include the Accounts of the Managed Practices purchased by a Secured Credit Party pursuant to a Service Agreement.

         "ACCOUNT DEBTOR" means "account debtor", as defined in Article 9 of the UCC, and any other Person obligated on any Account of a Secured Credit Party and, as the context requires, any other Person obligated on any Account created by a Managed Practice. The term "Account Debtor" specifically includes, without limitation, any Insurer and any Governmental Account Debtor.

         "AFFILIATE" means with respect to any Person (i) any Person that directly or indirectly controls such Person, (ii) any Person which is controlled by or is under common control with such controlling Person and (iii) in the case of an individual, the parents, descendants, siblings and spouse of such individual. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote five percent (5%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term Affiliate shall not include any Unrestricted Subsidiary.

         "AGENT" means GE Capital in its capacity as agent for the Lenders hereunder, as such capacity is established and subject to the provisions of
Article XI and the successors of GE Capital in such capacity.

         "AGENT ADVANCES" has the meaning set forth in Section 2.1(a)(ii).

         "AGENT ADVANCES SUBLIMIT" means $3,500,000.

         "AGREEMENT" means this Amended and Restated Credit Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time, together with all attachments, exhibits, schedules, riders and addenda, all of which are incorporated herein by this reference and made a part hereof.

         "ANCILLARY SERVICES" means any service or facility (other than any Debt and/or Letter of Credit facility) extended to Borrower or any Secured Credit Party by any Designated Lender Affiliate in reliance on the agreement of a Lender to indemnify such Designated Lender Affiliate in respect of such service or facility.

         "APPROVED SERVICES" means services rendered by Borrower, a Secured Credit Party, or a Managed Practice in the ordinary course of business, in compliance in all material respects with all laws, and consistent with the services rendered by Borrower, the Secured Credit Parties and the Managed Practices throughout all or substantially all of its business operations as of the Closing Date. Approved Services may include Medical Services. Notwithstanding the foregoing, unless Agent shall otherwise agree in writing, Approved Services shall not include cosmetic surgery services.

         "ASSIGNEE" has the meaning set forth in Section 12.6(a).

         "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

         "BLOCKED ACCOUNT" has the meaning set forth in Section 6.1(d).

         "BORROWER" means Radiologix, Inc., a Delaware corporation, together with its successors and permitted assigns.

         "BORROWER'S ACCOUNT" means the account specified on the signature pages hereof below Borrower's name into which Loans (other than Agent Advances, which shall be disbursed by Agent in a manner permitted by Section 2.2(a)(ii)) shall, absent other written instructions, be made, or such other account as Borrower may specify by written notice to Agent.

         "BORROWING BASE" means, as of any date of calculation, a dollar amount calculated pursuant to the Borrowing Base Certificate most recently delivered to Agent in accordance with the terms hereof, equal to up to 85% of Eligible Accounts minus Reserves then established by Agent. Agent, in its reasonable discretion, may adjust the Borrowing Base by applying percentages (known as "liquidity factors") to Eligible Accounts by payor class based upon the applicable Secured Credit Party's actual recent collection history for each such payor class (i.e., Medicare, Medicaid, commercial insurance, etc.) in a manner consistent with Agent's underwriting practices and procedures.

         "BORROWING BASE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit D hereto.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago, Illinois are authorized by law to close and, in the case of a Business Day which relates to a LIBOR Loan, a day on which dealings are carried on in the London interbank eurodollar market.

         "CAPITAL LEASE" of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

         "CASH EQUIVALENTS" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Services, Inc.,
(iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $300,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by any Credit Party, (v) marketable direct obligations of the United States or a political subdivision thereof that are rated at least "A" (or the equivalent grade) by Moody's Investors Services, Inc. or Standard & Poors Ratings Service, and (vi) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to Agent.

         "CCP" shall have the meaning assigned to such term in Section 4.5(c) of this Agreement.

         "CLOSING CHECKLIST" means Annex B to this Agreement.

         "CLOSING DATE" means the date of this Agreement.

         "CMS" means the Centers for Medicare and Medicaid Services, a division of the U.S. Department of Health and Human Services.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

         "COLLATERAL" means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to the Security Documents.

         "COLLECTION ACCOUNT" means the Payment Account.

         "COMMITMENT ANNEX" means Annex A to this Agreement.

         "COMMITMENT EXPIRY DATE" means December 31, 2008.

         "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer, appropriately completed and substantially in the form of Exhibit C hereto.

         "CONSOLIDATED SUBSIDIARY" means, at any date, any Subsidiary the accounts of which would be consolidated with those of Borrower in the consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "CREDIT EXPOSURE" means any existing Revolving Loan Commitment, Loan, Reimbursement Obligation, other Obligation, any Letter of Credit or Support Agreement; provided, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim with respect thereto.

         "CREDIT PARTY" means Borrower, each other Person that has executed and delivered to Agent a Guarantee of the Obligations of Borrower to Lender under the Financing Documents and each other Person that is or becomes primarily or secondarily liable for the Obligations, whether as a principal, surety, guarantor, endorser or otherwise.

         "DEBT" of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including accrued and unpaid interest, expenses, fees, and other amounts owed in connection with such obligation), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person,
(vii) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, and (viii) all Debt of others Guaranteed by such Person.

         "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement or reimbursement required pursuant to the terms of any Financing Documents.

         "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of Borrower or any of its Restricted Subsidiaries.

         "DEPOSIT ACCOUNT AGREEMENT" means an agreement, in form and substance reasonably satisfactory to Agent, among Borrower or another Secured Credit Party, a Managed Practice and a bank at which such Managed Practice maintains a Group Account, which agreement provides that, pursuant to the terms of such agreement, (x) Managed Practice shall deposit all payments on Accounts and all proceeds constituting payment on Accounts into such Group Account and (y) such bank shall transfer (or Borrower or another Secured Credit Party shall cause such transfer), on a daily basis (except with respect to Treasure Coast Imaging Partners, Inc., where transfers by bank shall be made in a manner consistent with past practice), all amounts on deposit in the Group Account into a Blocked Account of Borrower or a Secured Credit Party and which agreement is assigned to Agent pursuant to the Financing Documents.

         "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance reasonably satisfactory to Agent, among Agent, Borrower or another Secured Credit Party maintaining a Deposit Account at any bank, and such bank, which agreement provides that (x) such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by Borrower or such other Secured Credit Party (as applicable), and (y) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of returned items, commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may reasonably require, including as to any such agreement pertaining to any Blocked Account, providing that all items received or deposited in such Blocked Account are the property of Agent, and that such bank shall transfer (or Borrower or another Secured Credit Party shall cause such transfer), in immediately available funds, on a daily basis (except with respect to Questar Imaging, Inc. and its direct and indirect subsidiaries and Treasure Coast Imaging Partners, Inc., where transfers by bank shall be made in a manner consistent with past practice) (i) to the Borrower's Account all funds received or deposited into such Blocked Account and (ii) after the occurrence of an Event of Default, to the Payment Account, all funds received or deposited into such Blocked Account. With respect to Borrower's Account or any other Deposit Account of Borrower, Deposit Account Control Agreement shall mean an agreement, in form and substance reasonably satisfactory to Agent, among Agent, Borrower and each bank at which Borrower maintains such Deposit Accounts, which agreement provides (x) that immediately upon the receipt by Bank of a notice of an Event of Default (a "Default Notice") such bank shall comply with instructions originated by Agent directing disposition of the funds in such Deposit Account without further consent by Borrower, and (y) such bank shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of returned items, commercially reasonable fees and other items expressly consented to by Agent, and containing such other terms and conditions as Agent may reasonably require, including that upon bank's receipt of a Default Notice all items received or deposited in such Blocked Account are the sole property of Agent, and that such bank shall wire, or otherwise transfer, in immediately available funds, on a daily basis to the Payment Account, all funds received or deposited into such Blocked Account.

         "DESIGNATED LENDER AFFILIATES" means any Affiliate of Agent or any Lender that (i) from time to time makes Ancillary Services available to Borrower or any Secured Credit Party and (ii) in the case of an Affiliate of a Lender other than GE Capital, is expressly identified in writing by Agent, in its discretion, as a Designated Lender Affiliate.

         "DISBURSEMENT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of Borrower or any of its Restricted Subsidiaries that has been established and is operated as a "zero balance account" or a similar account that does not on a daily basis contain any material amount of deposits, for the sole purpose of facilitating payments on accounts payable of the Borrower or a Restricted Subsidiary or as a "payroll" account (the deposits of which shall never exceed the actual payroll obligations of Borrower or the applicable Restricted Subsidiary).

         "ELIGIBLE ACCOUNTS" has the meaning set forth below; provided, that Agent may, from time to time, in the exercise of its reasonable credit judgment, change the criteria for Eligible Accounts set forth in the Borrowing Base Certificate, based on either: (i) an event, condition or other circumstance arising after the Closing Date, or (ii) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Credit Party prior to the Closing Date, in either case under clause (i) or (ii) which materially and adversely affects the Accounts. For purposes of this Agreement, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral. Subject to the foregoing, "Eligible Account" means an Account of a Secured Credit Party or of a Managed Practice that has been sold to a Secured Credit Party pursuant to a Service Agreement which is generated in the ordinary course of such Secured Credit Party's business from the rendition of Approved Services. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

         (i) the Account or any portion of the Account is payable by a Person other than (a) a commercial insurance company acceptable to Agent, organized under the laws of any jurisdiction in the United States, having its principal office in the United States, (b) a Blue Cross/Blue Shield Plan, or
                  (c) Medicare, Medicaid or other federal or state healthcare payment program reasonably acceptable to Agent, or (d) a HMO, PPO, or an institutional Account Debtor acceptable to Agent, organized under the laws of any jurisdiction in the United States, having its principal office in the United States;

         (ii)     the Account remains unpaid more than one hundred and eighty
                  (180) days past the claim or invoice date (but in no event more than one hundred and ninety-five (195) days after the applicable Approved Services have been rendered or delivered);

         (iii) the Account is subject to any defense, set-off, recoupment, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind (but only such portion of the Account shall be ineligible), or the applicable Credit Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

         (iv) if the Account arises from the performance of services, the services have not actually been performed or the services were undertaken in violation of any law or the Account represents a progress billing for which services have not been fully and completely rendered;

         (v)      the Account is subject to a Lien other than a Permitted Lien;

         (vi) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

         (vii) the Account Debtor is an Affiliate or subsidiary of a Credit Party, or if the Account Debtor holds any Debt of a Credit Party;

         (viii) more than fifty percent (50%) of the aggregate balance of all Accounts owing from the Account Debtor (other than Account Debtors who are private individuals) obligated on the Account are outstanding more than one hundred eighty (180) days past their invoice date;

         (ix) forty percent (40%) or more of the aggregate unpaid Accounts from any single Account Debtor are not Eligible Accounts under this Agreement;

         (x) the total unpaid Accounts of the Account Debtor, except for Accounts from a Governmental Account Debtor making payments under the Medicaid or Medicare programs, exceed thirty percent (30%) of the net amount of all Eligible Accounts (including Governmental Account Debtors making payments under the Medicaid or Medicare programs);

         (xi) any covenant, representation or warranty contained in the Financing Documents with respect to such Account has been breached in any material respect;

         (xii) the Account is an obligation of an Account Debtor that is the Federal (or local) government or a political subdivision thereof (other than a Governmental Account Debtor making payments under the Medicaid or Medicare programs), unless Agent has agreed to the contrary in writing and Agent has received from the Account Debtor the acknowledgement of Agent's notice of assignment of such obligation pursuant to this Agreement;

         (xiii) the Account is an obligation of an Account Debtor that has suspended business, made a general assignment for the benefit of creditors, is unable to pay its debts as they become due or as to which a petition has been filed (voluntary or involuntary) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the Account is an Account as to which any facts, events or occurrences exist which could reasonably be expected to impair the validity, enforceability or collectibility of such Account or reduce the amount payable or delay payment thereunder;

         (xiv) the Account Debtor has its principal place of business or executive office outside the United States or the Account is payable in a currency other than United States dollars;

         (xv)     the Account does not arise from the sale of Approved Services;
                  or

         (xvi) the Account includes late charges or finance charges (but only such portion of the Account shall be ineligible).

         Notwithstanding the foregoing, Eligible Accounts shall also include, without duplication:

                  (a) all Questar Accounts Receivable, provided that such Accounts are not otherwise deemed ineligible pursuant to this definition of "Eligible Accounts" other than with regard to (i),
         (viii), (ix) and (x) above; and

                  (b) private pay receivables from Patients, provided that any Revolving Loan Borrowing in respect of such receivables shall be limited to 55% of the Net Collectible Value of such receivables and the aggregate outstanding Revolving Loan Borrowings in respect of private pay receivables shall not exceed the lesser of $5,500,000 or 17% of the Borrowing Base; and further provided that such Accounts are not otherwise deemed ineligible pursuant to this definition of "Eligible Accounts" other than with regard to (i), (viii), (ix) and (x) above.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, whether now or hereafter in effect, relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean-up or other remediation thereof.

         "EQUIPMENT" means, collectively, "equipment" and "fixtures" (as each term is defined in Article 9 of the UCC) of each Secured Credit Party.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "EVENT OF DEFAULT" has the meaning set forth in Section 9.1.

         "FEDERAL FUNDS RATE" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (ii) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "FINANCING DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Information Certificate, any fee letter between GE Capital and Borrower relating to the transactions contemplated hereby, the Post Closing Obligations Letter and all other documents, instruments and agreements contemplated herein or thereby and executed concurrently herewith or at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

         "FISCAL YEAR" means a fiscal year of Borrower, ending on December 31 of each calendar year.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

         "GE CAPITAL" shall have the meaning assigned to such term in the preamble to this Agreement.

         "GOVERNMENTAL ACCOUNT DEBTOR" means any Account Debtor which is (a) the United States of America acting under the Medicare program established pursuant to the Social Security Act or any other program established by federal law requiring that payments for Medical Services be made to the providers or suppliers of such services (including, without limitation, CHAMPUS as set forth in Title 10 U.S.C. Section 1071 et seq.), (b) any state or the District of Columbia responsible for administering such state's (or district's) Medicaid program adopted pursuant to Title XIX of the Social Security Act or (c) any agent, carrier, administrator or intermediary for any of the foregoing.

         "GOVERNMENTAL AUTHORITY" means and includes any federal, state, District of Columbia, county, municipal, or other government and any department, commission, board, bureau, agency or instrumentality thereof, whether domestic or foreign.

         "GROUP ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC) of a Managed Practice.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" means (i) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) petroleum, its derivatives, by-products and other hydrocarbons, and (v) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

         "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

         "INDEBTEDNESS" shall have the same meaning as Debt.

         "INDEMNITEES" has the meaning set forth in Section 10.2.

         "INFORMATION CERTIFICATE" means that certain Information Certificate of even date herewith executed by Borrower and delivered to Agent.

         "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, trademarks, trade names, copyrights, technology, know-how and processes, and all applications therefor, used in or necessary for the conduct of business by such Person.

         "INTEREST PERIOD" means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower pursuant to Section 2.2(f); provided, that: (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) Borrower may not select any Interest Period for a Revolving Loan which would extend beyond the Commitment Expiry Date.

          "INVENTORY" means "inventory" (as defined in Article 9 of the UCC) of the Secured Credit Parties.

         "INVESTMENT" means any investment in any Person, whether by means of acquiring or holding securities, capital contribution, loan, time deposit, advance, Guarantee or otherwise.

         "INSURER" means a Person that insures a Patient against certain of the costs incurred in the receipt by such Patient of Medical Services, or that has an agreement with any Secured Credit Party to compensate such Secured Credit Party for providing goods or services to a Patient.

         "JOINT VENTURE" means a Person: (a) the stock or other equity interests of which are held by Borrower or its Subsidiaries and a hospital or other healthcare organization not owned by Borrower or one of its Subsidiaries; and
(b) the principal activity of which is to own, lease, or operate a radiological diagnostic, treatment, or imaging center, device, or department and/or facilities providing services ancillary to such center, device, or department.

         "JOINT VENTURE HOLDING COMPANY" means a Subsidiary of Borrower or one of its Subsidiaries that has no assets other than (a) minute books, its corporate name and licenses, and other assets of immaterial value arising incidentally to its existence, and (b) stock or other investments in one or more Joint Ventures.

         "LC ISSUER" means a bank or trust company acceptable to GE Capital, as issuer of one or more Letters of Credit outstanding at any time.

         "LENDER" means each of (i) GE Capital, (ii) each other financial institution party hereto, (iii) each other Person that becomes a holder of a Note pursuant to Section 12.6, (iv) Agent, to the extent of any Agent Advances and other Revolving Loans made by Agent which have not been settled among the Lenders pursuant to Section 11.13, and (v) the respective successors of all of the foregoing, and Lenders means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "Lender" shall include Designated Lender Affiliates.

         "LETTER OF CREDIT" means a standby letter of credit issued for the account of Borrower by an LC Issuer which expires by its terms within one year after the date of issuance and in any event at least one (1) Business Day prior to the Commitment Expiry Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one (1) year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than one (1) Business Day prior to the Commitment Expiry Date.

         "LETTER OF CREDIT LIABILITIES" means, at any time of calculation, the sum of (without duplication) (i) the amount then available for drawing under all outstanding Letters of Credit (without regard to whether any conditions to drawing thereunder can then be met), to the extent subject to a Support Agreement plus (ii) the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under such Letters of Credit, to the extent subject to a Support Agreement.

         "LETTER OF CREDIT SUBLIMIT" means $12,000,000.

         "LIBOR" means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in U.S. dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If Bloomberg Professional Service no longer reports the LIBOR or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a reasonable replacement index or replacement page, as the case may be.

         "LIBOR LOANS" means any Loans which accrue interest by reference to the LIBOR, in accordance with the terms of this Agreement.

         "LIBOR MARGIN" means three percent (3.0%) per annum until that date which is the first day of the first full calendar month following the Closing Date, and thereafter means the applicable percent per annum set forth in the Pricing Table corresponding to the average existing aggregate outstanding principal amount of Revolving Loans for the preceding calendar month.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, Borrower or any Secured Credit Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset. Lien shall not include any right of recoupment or set-off that may be claimed by a Governmental Account Debtor, which has not matured pursuant to applicable law.

         "LOAN ACCOUNT" has the meaning set forth in Section 2.5(b).

         "LOAN DOCUMENTS" shall have the same meaning as Financing Documents.

         "LOANS" means the Revolving Loans.

         "MAJOR CASUALTY PROCEEDS" means (i) the aggregate insurance proceeds received in connection with one or more related events under any Property Insurance Policy or (ii) any award or other compensation with respect to any condemnation of property (or any transfer or disposition of property in lieu of condemnation).

         "MANAGED PRACTICE" means any radiologist, professional corporation, professional association, partnership or similar Person that, pursuant to a Service Agreement, provides radiology or other related professional medical services at a medical office, clinic or other facility operated by Borrower or any of Borrower's Subsidiaries, or at a hospital or hospital department.

         "MARGIN STOCK" has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

         "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, or properties of the Credit Parties, taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, or the ability of the Credit Parties, taken as a whole, to perform their payment obligations under any Financing Document to which they are parties, (iii) the legality, validity or enforceability of any Financing Document, or (iv) the existence, perfection or priority of any security interest granted in any Financing Document or the value of any material Collateral.

         "MAXIMUM LAWFUL RATE" has the meaning set forth in Section 2.6(b).

         "MEDICAL SERVICES" means medical and health care services provided to a Patient, including, but not limited to, medical and health care services provided to a Patient, which are covered by a policy of insurance issued by an Insurer, and includes physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided by a Secured Credit Party or a Managed Practice to a Patient for a necessary or specifically requested valid and proper medical or health purpose.

         "MEDICAID" means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

         "MEDICARE" means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.

         "MULTIEMPLOYER PENSION PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which Borrower or any member of the Controlled Group may have any liability.

         "NOTES" means each Revolving Loan Note.

         "NET COLLECTIBLE VALUE" means the amount Borrower, a Secured Credit Party, a Managed Practice or other Person bills third party payors, less co-payment, deductible obligations, contractual allowances and other adjustments established by Borrower and acceptable to Agent.

         "NOTICE OF BORROWING" means a written notice of a Responsible Officer, appropriately completed and substantially in the form of Exhibit E hereto.

         "NOTICE OF BORROWING TRIGGER AMOUNT" means $5,000,000.

         "NOTICE OF LC CREDIT EVENT" means a written notice from a Responsible Officer to Agent with respect to any issuance, increase or extension of a Letter of Credit specifying: (i) the date of issuance or increase of a Letter of Credit; (ii) the expiry date of such Letter of Credit; (iii) the proposed terms of such Letter of Credit, including the face amount; and (iv) the transactions or additional transaction or transactions that are to be supported or financed with such Letter of Credit or increase thereof.

         "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. The Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Support Agreements and all Ancillary Services.

         "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability or members agreement).

         "ORIGINAL CREDIT AGREEMENT" has the meaning assigned to such term in the preamble to this Agreement.

         "ORIGINAL LENDERS" has the meaning assigned to such term in the preamble of this Agreement.

         "PARTICIPANT" has the meaning set forth in Section 12.6(b).

         "PATIENT" means any Person receiving Medical Services from Borrower or a Managed Practice and all Persons legally liable to pay Borrower, a Secured Credit Party or a Managed Practice for such Medical Services other than Insurers or Governmental Authorities.

         "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means any "employee benefit plan", as such term is defined in Section 3(3) of ERISA, (other than a Multiemployer Pension Plan), and to which Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERMITTED CONTEST" means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

         "PERMITTED LIENS" means Liens permitted pursuant to Section 5.2.

         "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

         "POST CLOSING OBLIGATIONS LETTER" means that certain letter agreement, dated as of the Closing Date, among Borrower and Agent, which sets forth each of the obligations of Borrower and the other Credit Parties to be performed and completed to Agent's satisfaction within the time frames indicated therein for such obligation.

         "PRICING TABLE" means the following table:

--------------------------------------------------------
                         REVOLVING LOANS AND ALL OTHER
       MONTHLY                    OBLIGATIONS
       AVERAGE          --------------------------------
   REVOLVING LOAN       PRIME                   UNUSED
    OUTSTANDINGS        RATE       LIBOR       LINE FEE
----------------------  --------   --------   ----------
Less than $10,000,000   1.75%      3.00%      0.75%
----------------------  --------   --------   ----------
Greater than or equal
to $10,000,000, but     2.00%      3.25%      0.75%
less than $20,000,000
----------------------  --------   --------   ----------
Greater than or equal   2.25%      3.50%      0.50%
to $20,000,000
--------------------------------------------------------

         "PRIME RATE" means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Rate plus one-half of one percent (0.50%) per annum and (ii) the rate from time to time published in the "Money Rates" section of The Wall Street Journal as being the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

         "PRIME RATE LOANS" means Loans which accrue interest by reference to the Prime Rate, in accordance with the terms of this Agreement.

         "PRIME RATE MARGIN" means one and 75/100ths percent (1.75%) per annum until that date which is the first day of the first full calendar month following the Closing Date, and thereafter means the applicable percent per annum set forth in the Pricing Table corresponding to the average existing aggregate outstanding principal amount of Revolving Loans for the preceding calendar month.

         "PROPERTY INSURANCE POLICY" means any insurance policy maintained by any Credit Party covering losses with respect to tangible real or personal property or improvements or losses from business interruption.

         "PRO RATA SHARE" means (i) with respect to a Lender's obligation to make Revolving Loans, such Lender's right to receive payments of principal and interest with respect thereto, such Lender's right to receive the unused line fee described in Section 2.2(b), and such Lender's obligation to share in Letter of Credit Liabilities and to receive the related Letter of Credit fee described in Section 2.4(b), the Revolving Loan Commitment Percentage of such Lender and
(ii) for all other purposes (including without limitation the indemnification obligations arising under Section 11.6) with respect to any Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Commitment Amount of such Lender (or, in the event the Revolving Loan Commitment shall have been terminated, such Lender's then existing Revolving Loan Outstandings) by (y) the sum of the Revolving Loan Commitment of all

Lenders (or, in the event the Revolving Loan Commitment shall have been terminated, the then existing Revolving Loan Outstandings of all Lenders).

         "QUESTAR ACCOUNTS RECEIVABLE" means Accounts of Questar Imaging, Inc. or any or its direct or indirect subsidiaries (and any of their respective successors) that are Secured Credit Parties.

         "REAL PROPERTY" means real property of any Secured Credit Party, together with all buildings, structures and other improvements thereon, and all licenses, easements and appurtenances related thereto.

         "REIMBURSEMENT OBLIGATIONS" means, at any date, the obligations of Borrower then outstanding to reimburse GE Capital for payments made by GE Capital under a Support Agreement.

         "REQUIRED LENDERS" means at any time Lenders holding (i) more than fifty percent (50%) of the Revolving Loan Commitment or (ii) if the Revolving Loan Commitment has been terminated, more than fifty percent (50%) of the sum of
(x) the aggregate outstanding principal balance of the Revolving Loans plus (y) the aggregate amount of Reimbursement Obligations.

         "RESERVE REQUIREMENT" means, with respect to any LIBOR Loans for the relevant Interest Period, the actual aggregate reserve requirements (including all basic, supplemental, emergency, special, marginal, and other reserves required by applicable law) applicable to a member bank of the Federal Reserve System for eurocurrency fundings or liabilities.

         "RESERVES" means such amounts as Agent may from time to time establish and revise, in each case in the exercise of its reasonable credit judgment, reducing the amount of Revolving Loans and Support Agreements which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks not known by Agent as of the Closing Date which, as determined by Agent in the exercise of its reasonable credit judgment, materially and adversely affect, or could reasonably be expected to materially and adversely affect, any of: (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or financial condition of any Credit Party or
(iii) the Liens and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's reasonable good faith belief that any collateral report or financial information furnished by or on behalf of any Credit Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect accrued and unpaid interest and fees, or (d) to reflect Agent's reasonable good faith credit judgment that a Reserve is necessary to protect (i) Agent's interest in the Collateral, (ii) against possible non-payment of Accounts for any reason by Account Debtors, (iii) possible diminution of the value of any Collateral, or (iv) for any taxes or customs duties that would affect Accounts. Agent may, at its option, implement Reserves by designating as ineligible a sufficient amount of Accounts which would otherwise be Eligible Accounts, so as to reduce the Borrowing Base by the amount of the intended Reserves. To the extent Agent may, in accordance with any other terms hereof, establish new criteria or revise existing criteria for Eligible Accounts, Agent shall not also establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such Reserve as determined by Agent in good faith. Without limitation of the foregoing, Agent shall have the right to establish a Reserve for the amount by which the total dilution of Accounts exceeds one percent (1%), with dilution referring to all actual and potential offsets to an Account.

         "RESPONSIBLE OFFICER" means any of the Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Controller, or Vice President of Finance of Borrower.

         "RESTRICTED DISTRIBUTION" means as to any Person (i) any dividend or other distribution on any equity interest in such Person (except those payable solely in its equity interests of the same class or a distribution made on a pro rata basis to holders of the Company's common stock ("COMMON STOCK") of rights that initially, upon such distribution trade together with the shares of Common Stock and, upon the occurrence of certain events, trade separately from the Common Stock and enable the convert into the right to purchase shares of Common Stock or other equity securities of the Company or of another entity at a discount to the current market value of such securities at the time of such conversion.) or (ii) any payment on account of (a) the purchase, redemption, retirement, defeasance, surrender or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person or (b) any option, warrant or other right to acquire any equity interests in such Person.

         "RESTRICTED COMPANIES" means Borrower and its Restricted Subsidiaries.

         "RESTRICTED SUBSIDIARY" means Borrower's Consolidated Subsidiaries other than Unrestricted Subsidiaries.

         "REVOLVING LOAN BORROWING" means a borrowing of a Revolving Loan.

         "REVOLVING LOAN COMMITMENT" means the sum of each Lender's Revolving Loan Commitment Amount.

         "REVOLVING LOAN COMMITMENT AMOUNT" means, as to any Lender, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Amount", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

         "REVOLVING LOAN COMMITMENT PERCENTAGE" means, as to any Lender, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Revolving Loan Commitment Percentage", or, if different, in the most recent Assignment Agreement to which such Lender is a party.

         "REVOLVING LOAN LIMIT" means, at any time, the lesser of (i) the Borrowing Base, plus any Agent Advances and (ii) the Revolving Loan Commitment.

         "REVOLVING LOAN NOTE" has the meaning set forth in Section 2.3.

         "REVOLVING LOAN OUTSTANDINGS" means at any time of calculation the sum of the then existing aggregate outstanding principal amount of Revolving Loans and the then existing Letter of Credit Liabilities.

         "REVOLVING LOANS" has the meaning set forth in Section 2.1(a)(i), and includes all Agent Advances.

         "SECURED CREDIT PARTY" means, and "Secured Credit Parties" means the collective reference to, any Person that has granted to Agent, for the benefit of Agent and Lenders, a security interest in and lien upon personal and/or real property described in the Security Documents. Secured Credit Parties shall include, without limitation, Borrower and all Persons executing secured guarantees of the Obligations. Secured Credit Parties shall exclude all Unrestricted Subsidiaries.

         "SECURITY DOCUMENTS" means any agreement, document or instrument executed in connection with the Original Credit Agreement and/or concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (i) Guarantees payment or performance of all or any portion of the Obligations and/or (ii) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

         "SENIOR NOTES" means the $160,000,000, 10.5% Senior Notes of Borrower due December 15, 2008.

         "SERVICE AGREEMENT" means an agreement between Borrower or one or more of Borrower's Subsidiaries and one or more Managed Practices pursuant to which Borrower or such Subsidiaries agree to provide or arrange for comprehensive management, administrative, and other non-medical support services to such Managed Practices in exchange for the payment by the Managed Practices to Borrower or such Subsidiary of a service fee.

         "SETTLEMENT DATE" has the meaning set forth in Section 11.13(a).

         "STATED RATE" has the meaning set forth in Section 2.6(b).

         "SUBORDINATED DEBT" means Debt of Borrower in an original principal amount of $20,000,000 incurred pursuant to the terms of the Subordinated Debt Documents.

         "SUBORDINATED DEBT DOCUMENTS" means that certain Securities Purchase Agreement dated as of August 1, 1999, by and among Borrower and BT Capital Partners SBIC, L.P., a Delaware limited partnership, the Convertible Junior Subordinated Promissory Note dated as of August 1, 1999, executed by Borrower and payable to the order of BT Capital Partners SBIC, L.P. in the original principal amount of $20,000,000, and each of the other loan documents executed in connection therewith and all modifications, amendments, renewals, extensions, substitutions, and replacements thereof.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise specified, the term Subsidiary shall refer to a Subsidiary of Borrower.

         "SUPPORT AGREEMENT" has the meaning set forth in Section 2.4(a).

         "TAXES" has the meaning set forth in Section 2.7.

         "TAXPAYER" means any Person described in Section 7701(a)(1) of the Code.

         "TERMINATION DATE" has the meaning set forth in Section 2.1(d)(i).

         "TRANSACTION" means all of the factual elements relevant to the expected Tax treatment of any investment, entity, plan or arrangement contemplated pursuant to this Agreement, and includes any series of steps carried out as part of a plan.

         "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

         "UNRESTRICTED SUBSIDIARIES" means (i) Joint Venture Holding Companies,
(ii) Joint Ventures (unless Borrower elects by prior written notice to the Agent that a Joint Venture be deemed a Restricted Subsidiary), or (iii) a direct or indirect Subsidiary that does not hold, own or have any interest in Collateral and that has no material operations or material assets. Unrestricted Subsidiaries shall also include M&S Imaging Partners, L.P., unless Borrower does not complete the sale of all or substantially all of such Subsidiary's assets on or before June 30, 2004. Borrower may elect that a Restricted Subsidiary become a Unrestricted Subsidiary so long as (a) no Event of Default exists both before or after giving effect to such election, and (b) the Restricted Subsidiary would otherwise qualify as an Unrestricted Subsidiary pursuant to this definition.

         SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent (except for changes concurred with by Borrower's independent public accountants) with the most recent audited consolidated financial statements of Borrower and its Consolidated Subsidiaries delivered to Agent and each of the Lenders; provided that if (a) Borrower shall object to determining compliance with the provisions of this Agreement on such basis by written notice delivered to Agent and the Lenders at the time of delivery of required financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) Agent or the Required Lenders shall so object in writing by written notice delivered to Borrower within sixty (60) days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Borrower to the Lenders as to which no such objection shall have been made. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

         SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

References in this Agreement to "Articles", "Sections", "Annexes" or "Exhibits" shall be to Articles, Sections, Annexes or Exhibits of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations.

                                   ARTICLE II
                           LOANS AND LETTERS OF CREDIT

         SECTION 2.1 REVOLVING LOANS.

         (a) Revolving Loans and Borrowings.

                  (i) On the terms and subject to the conditions set forth herein, each Lender severally agrees to make Loans to Borrower from time to time as set forth herein equal to such Lender's Revolving Loan Commitment Percentage of revolving loans ("REVOLVING LOANS") requested by Borrower hereunder, provided that after giving effect thereto, the Revolving Loan Outstandings shall not exceed the Revolving Loan Limit. Within the foregoing limits, Borrower may borrow under this Section 2.1(a)(i), prepay or repay Revolving Loans as required or permitted under this Section 2.1 and reborrow Revolving Loans pursuant to this Section 2.1(a)(i).

                  (ii) Subject to the limitations set forth in this Section 2.1(a)(ii), Agent is hereby authorized by Borrower and Lenders, from time to time in Agent's discretion, (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 have not been satisfied (including without limitation the condition precedent that the Revolving Loan Outstandings not exceed the Borrowing Base plus any other then outstanding Agent Advances), to make Revolving Loans to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the business conducted by Borrower, the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, (3) to pay any amount chargeable to Borrower pursuant to the terms of this Agreement, interest payments and costs, fees and expenses as described in Section 10.1 and/or Section 10.4 or (4) to satisfy payment obligations under Support Agreements (any of the advances described in this Section 2.1(a)(ii) being hereafter referred to as "AGENT ADVANCES"); provided, that (i) Required Lenders may at any time revoke Agent's authorization to make Agent Advances, except Agent Advances applied in the manner described in the preceding clauses (3) and (4), any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof, (ii) Agent Advances shall be made solely as Prime Rate Loans, (iii) the aggregate amount of Agent Advances outstanding at any time, exclusive of those made pursuant to the preceding clauses (3) and (4), shall not exceed the Agent Advances Sublimit and
(iv) Agent shall be prohibited from making Agent Advances to the extent the making thereof would cause the Revolving Loan Outstandings (inclusive of Agent Advances) to exceed the Revolving Loan Commitment.

         (b) Advancing Revolving Loans.

                  (i) Borrower shall deliver to Agent a Notice of Borrowing with respect to each proposed Revolving Loan Borrowing (other than Agent Advances), such Notice of Borrowing to be delivered no later than noon (Chicago time) (i) on the day of such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount equal to or less than the Notice of Borrowing Trigger Amount, (ii) on the Business Day prior to such proposed borrowing, in the case of Prime Rate Loans in an aggregate principal amount greater than Notice of Borrowing Trigger Amount and (iii) on the third (3rd) Business Day prior to such proposed borrowing, in the case of all LIBOR Loans. Once given, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. The becoming due of any amount required to be paid under this Agreement, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Loan on the day following the due date in the amount required to pay such interest or other Obligation if such was not paid by Borrower on the due date. Agent may from time to time upon reasonable notice change the form of such certificate.

                  (ii) Borrower hereby authorizes Lenders and Agent to make Revolving Loans (other than LIBOR Loans) based on telephonic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower. Borrower agrees to deliver to Agent a Notice of Borrowing in respect of each Revolving Loan requested by telephone no later than one Business Day following such request. If the Notice of Borrowing differs in any respect from the action taken by Agent and Lenders, the records of Agent and the Lenders shall govern absent manifest error. Borrower further hereby authorizes Lenders and Agent to make Revolving Loans based on electronic notices made by any Person which Agent, in good faith, believes to be acting on behalf of Borrower, but only after Agent shall have established procedures acceptable to Agent for accepting electronic Notices of Borrowing, as indicated by Agent's written confirmation thereof.

                  (iii) For purposes of this Agreement, any determination as to whether there is availability within the Borrowing Base for advances or extensions of credit shall be made by Agent in its discretion and is final and binding upon Borrower absent manifest error. In making any Revolving Loan hereunder Agent shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent by Borrower pursuant to Section 4.1(k) hereof and such other information as may be available to Agent. Agent shall be under no obligation to make any further Revolving Loans if Borrower shall have failed to deliver a Borrowing Base Certificate to Agent by the time specified in Section 4.1(k).

         (c) The Borrowing Base shall be determined by Agent (including the eligibility of Accounts) based on the most recent Borrowing Base Certificate delivered to Agent in accordance with this Agreement and such other information as may be available to Agent. Without limiting any other rights and remedies of Agent hereunder or under the other Financing Documents, the Revolving Loans shall be subject to Agent's continuing right to withhold Reserves from the Borrowing Base and to increase and decrease such Reserves from time to time as provided in the definition of Reserves.

         (d) Mandatory Revolving Loan Repayments and Prepayments.

                  (i) The Revolving Loan Commitment shall terminate upon the earlier to occur of (i) the Commitment Expiry Date and (ii) the date on which Agent or Required Lenders elect to terminate the Revolving Loan Commitment pursuant to Section 9.2 (such earlier date being the "TERMINATION DATE"), and there shall become due, and Borrower shall pay on the Termination Date, the entire outstanding principal amount of each Revolving Loan, together with accrued and unpaid interest thereon to but excluding the Termination Date and all other Obligations (except for Letter of Credit Liabilities that are cash collateralized pursuant to Section 2.4(e)).

                  (ii) If at any time the Revolving Loan Outstandings exceed the Revolving Loan Limit, then, on the next succeeding Business Day, Borrower shall repay the Revolving Loans or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.4(e) or cancel outstanding Letters of Credit, or any combination of the foregoing, in an aggregate amount equal to such excess.

         SECTION 2.2 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

         (a) Interest. From and following the Closing Date, depending upon Borrower's election from time to time, subject to the terms hereof, to have portions of the Loans accrue interest determined by reference to the Prime Rate or the LIBOR, the Loans and the other Obligations shall bear interest at the applicable rates set forth below:

                  (i) If a Prime Rate Loan, or any other Obligation other than a LIBOR Loan, then at the sum of the Prime Rate plus the applicable Prime Rate Margin.

                  (ii) If a LIBOR Loan, then at the sum of the LIBOR plus the applicable LIBOR Margin.

         (b) Unused Line Fee. From and following the Closing Date, Borrower shall pay Agent, for the benefit of all Lenders committed to make Revolving Loans, in accordance with their respective Pro Rata Shares, a fee in an amount equal to (1) (a) the Revolving Loan Commitment less (b) the average daily balance of the Revolving Loan Outstandings during the preceding month, multiplied by (2) the applicable percentage specified as the "Unused Line Fee" in the Pricing Table corresponding to the average existing aggregate outstanding principal amount of Revolving Loans for the preceding calendar month. Such fee is to be paid quarterly in arrears on the last day of each calendar quarter.

         (c) Collateral Management Fee. From and following the Closing Date, Borrower shall pay Agent a collateral management fee in the amount of $35,000 per annum. Such fee is to be paid (i) annually on each anniversary of the Closing Date, or (ii) if the Termination Date occurs prior to an anniversary date of the Closing Date, a pro rata portion of such fee for the period beginning on the Closing Date or the most recent anniversary date of the Closing Date for which Borrower has paid such fee, as applicable, through and including the Termination Date.

         (d) Audits and Audit Fees. Subject to the limitations set forth in this paragraph below, Borrower shall pay to Agent all fees and expenses in connection with audits, appraisals and inspections of any Credit Party's books and records (including any CCP) ("AGENT AUDITS") and such other matters as Agent shall deem appropriate, which shall be due and payable within thirty (30) days of a request by Agent for payment thereof to Borrower. Agent shall have the right to charge administrative fees as Agent may determine, in its discretion, in connection with any servicing requests made by any Credit Party requiring Agent's evaluation, preparation and processing of any such requests. Absent an Event of Default, Agent shall be entitled to conduct two (2) Agent Audits during the Fiscal Year. In the event that an Event of Default has been declared by Agent, for so long as such Event of Default is continuing, Agent may conduct Agent Audits without regard to the foregoing limitations on the frequency of such audits. Agent agrees that the aggregate of all fees and expenses that Borrower shall be obligated to pay to Agent for Agent Audits conducted during any Fiscal Year shall be limited to $50,000.00, so long as no Event of Default has been declared and is continuing.

         (e) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Prime Rate Loan and the first day of an Interest Period with respect to a LIBOR Loan shall be included in the calculation of interest. The date of payment of a Prime Rate Loan and the last day of an Interest Period with respect to a LIBOR Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) days' interest shall be charged. Interest on all Prime Rate Loans is payable in arrears on the last day of each calendar quarter and on the maturity of such Loans, whether by acceleration or otherwise. Interest on LIBOR Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval. In addition, interest on LIBOR Loans is due on the maturity of such Loans, whether by acceleration or otherwise.

         (f) LIBOR Provisions.

                  (i) LIBOR Election. Borrower may request that Revolving Loans to be made be LIBOR Loans, that outstanding portions of Revolving Loans be converted to LIBOR Loans and that all or any portion of a LIBOR Loan be continued as a LIBOR Loan upon expiration of the applicable Interest Period. Any such request will be made by submitting a Notice of Borrowing to Agent. Once given, and except as provided in clause (ii) below, a Notice of Borrowing shall be irrevocable and Borrower shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new Notice of Borrowing submitted to Agent not less than three (3) Business Days prior to the end of such Interest Period, the LIBOR Loan then maturing shall be automatically converted to a Prime Rate Loan. There may be no more than six (6) LIBOR Loans outstanding at any one time. Loans which are not requested as LIBOR Loans in accordance with this Section 2.2(f)(i) shall be Prime Rate Loans. Agent will notify Lenders, by telephonic or facsimile notice, of each Notice of Borrowing received by Agent not less than two (2) Business Days prior to the first day of the Interest Period of the LIBOR Loan requested thereby.

                  (ii) Inability to Determine LIBOR. In the event, prior to commencement of any Interest Period relating to a LIBOR Loan, Agent shall determine or be notified in writing by Required Lenders that adequate and reasonable methods do not exist for ascertaining LIBOR, Agent shall promptly provide notice of such determination to Borrower and Lenders (which shall be conclusive and binding on Borrower and Lenders). In such event (1) any request for a LIBOR Loan or for a conversion to or continuation of a LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (2) each LIBOR Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan and (3) the obligations of Lenders to make LIBOR Loans shall be suspended until Agent or Required Lenders determine that the circumstances giving rise to such suspension no longer exist, in which event Agent shall so notify Borrower and Lenders.

                  (iii) Illegality. Notwithstanding any other provisions hereof, if any law, rule, regulation, treaty or directive or interpretation or application thereof shall make it unlawful for any Lender to make, fund or maintain LIBOR Loans, such Lender shall promptly give notice of such circumstances to Agent, Borrower and the other Lenders. In such an event, (1) the commitment of such Lender to make LIBOR Loans or convert Prime Rate Loans to LIBOR Loans shall be immediately suspended and (2) such Lender's outstanding LIBOR Loans shall be converted automatically to Prime Rate Loans on the last day of the Interest Period thereof or at such earlier time as may be required by law.

                  (iv) LIBOR Breakage Fee. Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any applicable Notice of Borrowing or
(ii) any payment of a LIBOR Loan on any day that is not the last day of the Interest Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, an amount equal to the amount of any losses, expenses and liabilities (including, without limitation, any loss (including interest paid) in connection with the re-employment of such funds) that any Lender may sustain as a result of such default or such payment. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.

                  (v) Increased Costs. If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, or any successor thereto, but excluding any reserve described in Section 2.2(f)(vi) below), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Notes or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) above and (ii) is to increase the cost to (or to impose a cost on) such Lender of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such Lender is requesting such compensation from other borrowers similarly situated as Borrower and such amounts have accrued on or after the day which is one hundred eighty
(180) days prior to the date on which such Lender first made demand therefor.

                  (vi) Reserves. If, after the date hereof, any Lender shall be required under any Reserve Requirement to maintain reserves with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System, then (i) such Lender shall, within sixty (60) days after the end of any Interest Period with respect to any LIBOR Loan during which Lender was so required to maintain reserves, deliver to the Agent and Borrower a certificate stating (A) that such Lender was required to maintain reserves and as a result such Lender incurred additional costs in connection with making such LIBOR Loan and (B) in reasonable detail, such Lender's computations of the amount of additional interest payable by Borrower, pursuant to the provisions below, and (ii) Borrower shall, promptly upon receipt of any such certificate, pay to the Agent, for the benefit of such Lender, additional interest on the unpaid principal amount of each LIBOR Loan outstanding during the Interest Period with respect to which the above-referenced certificate was delivered to the Agent and Borrower, at a rate per annum equal to the difference obtained by subtracting
(x) the LIBOR Rate for such Interest Period from (y) the rate obtained by dividing such LIBOR Rate by a percentage equal to 100% minus the Reserve Requirement of such Lender for such Interest Period. The amount of interest payable by Borrower to such Lender as stated in any certificate delivered to such Lender pursuant to the provisions of this Section 2.2(f)(vi) shall be conclusive and binding for all purposes, absent manifest error.

                  (vii) Capital Adequacy. If any Lender shall reasonably determine that, for the Loans and for other loans made by such Lender to borrowers similarly situated as Borrower, any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder or under any Support Agreement to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

         SECTION 2.3 NOTES.

         The portion of the Revolving Loans made by each Lender shall be evidenced by a promissory note executed by Borrower (a "REVOLVING LOAN NOTE") in an original principal amount equal to such Lender's Pro Rata Share of the Revolving Loan Commitment, which, in the case of any Original Lender becoming a Lender under this Agreement will be an amended and restated Revolving Loan Note.

         SECTION 2.4 LETTERS OF CREDIT AND LETTER OF CREDIT FEES.

         (a) Letter of Credit. On the terms and subject to the conditions set forth herein, Agent will prior to the Termination Date issue letters of credit or guarantees (each, a "SUPPORT AGREEMENT") to induce an LC Issuer to issue or increase the amount of, or extend the expiry date of, a Letter of Credit so long as:

                  (i) Agent shall have received a Notice of LC Credit Event at least two (2) Business days before the relevant date of issuance, increase or extension; and

                  (ii) After giving effect to such issuance or increase (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed the Letter of Credit Sublimit and (y) the Revolving Loan Outstandings do not exceed the Revolving Loan Limit.

         (b) Letter of Credit Fee. Borrower shall pay to Agent, for the benefit of the Lenders which have committed to make Revolving Loans, a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate per annum equal to the LIBOR Margin then applicable to Revolving Loans. Such fee shall be payable in arrears on the last Business Day of each calendar quarter prior to the Termination Date and on such date. In addition, Borrower agrees to pay promptly to the LC Issuer any standard fronting or other fees that it may charge in connection with any Letter of Credit.

         (c) Reimbursement Obligations of Borrower. If Agent shall make a payment to an LC Issuer pursuant to a Support Agreement, Borrower shall promptly reimburse Agent for the amount of such payment and, to the extent that so doing would not, to Agent's knowledge, cause the Revolving Loan Outstandings to exceed the Revolving

Loan Limit, Borrower shall be deemed to have requested a Revolving Loan, the proceeds of which will be used to satisfy such Reimbursement Obligations. To the extent that such payment would cause the Revolving Loan Outstandings to exceed the Revolving Loan Limit, the Borrower shall pay interest, on demand, on all amounts so paid by Agent for each day until Borrower reimburses Agent therefor at a rate per annum equal to (x) the interest rate applicable to Revolving Loans (which are Prime Rate Loans) for the first three (3) days, and (y) the sum of two percent (2%) plus the interest rate applicable to Revolving Loans (which are Prime Rate Loans) thereafter.

         (d) Reimbursement and Other Payments by Borrower. The obligations of Borrower to reimburse Agent pursuant to Section 2.4(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:

                  (i) any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document;

                  (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), Agent, any Lender or any other Person, whether in connection with any Financing Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (iii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (iv) any affiliation between the LC Issuer and Agent; or

                  (v) to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         (e) Deposit Obligations of Borrower. In the event any Letters of Credit are outstanding at the time that Borrower prepays or is required to repay the Obligations or the Revolving Loan Commitment is terminated, Borrower shall (1) deposit with Agent for the benefit of all Lenders with a portion of the Revolving Loan Commitment cash or provide to the Agent letters of credit reasonably acceptable to Agent in an amount equal to one hundred percent (100%) of the aggregate outstanding Letter of Credit Liabilities to be available to Agent to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto and (2) prepay the fee payable under
Section 2.4(b) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit. Upon termination of any such Letter of Credit, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to Borrower, together with the deposit described in the preceding clause (1) to the extent not previously applied by Agent in the manner described herein.

         (f) Participations in Support Agreements.

                  (i) Concurrently with the issuance of each Letter of Credit, Agent shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation in, to the extent of such Lender's Pro Rata Share of the Revolving Loan Commitment, Agent's Support Agreement liabilities and obligations in respect of such Letters of Credit and Borrower's Reimbursement Obligations with respect thereto. If Borrower does not pay any Reimbursement Obligation when due, then Borrower shall be deemed to have immediately requested that Lenders make a Revolving Loan which is a Prime Rate Loan in a principal amount equal to such Reimbursement Obligation. Agent shall promptly notify Lenders of such deemed request and each Lender shall make available to Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by Agent to the LC Issuer for the account of Borrower in satisfaction of reimbursement obligations then owing by Borrower to such LC Issuer in respect of outstanding Letters of Credit.

                  (ii) If Agent makes any payment or disbursement under any Support Agreement and (x) Borrower has not reimbursed Agent in full for such payment or disbursement in accordance with Section 2.4(c), (y) a Revolving Loan may not be made pursuant to the immediately preceding clause (i) or (z) any reimbursement received by Agent from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of any Credit Party or otherwise, each Lender shall be irrevocably and unconditionally obligated to pay to Agent its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the Obligations of Borrower under Section 2.4(c)). To the extent any Lender shall not have made such amount available to Agent by noon (Chicago time) on the Business Day on which such Lender receives notice from Agent of such payment or disbursement, such Lender agrees to pay interest on such amount to Agent forthwith on demand accruing daily at the Federal Funds Rate, for the first three (3) days following such Lender's receipt of such notice, and thereafter at the Prime Rate plus the Prime Rate Margin in respect of Revolving Loans. Any Lender's failure to make available to Agent its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to Agent such other Lender's Pro Rata Share of any such payment or disbursement.

         SECTION 2.5 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

         (a) All payments to be made by Borrower under any Financing Document, including payments of principal and interest on the Notes, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Borrower shall make all payments in immediately available funds to the Payment Account before noon (Chicago time) on the date when due. Notwithstanding anything to the contrary set forth in this Section 2.5(a), Agent shall be permitted, in its discretion, but subject to the limitations set forth in
Section 2.1(a)(ii), to satisfy any of the payment obligations described in this
Section 2.5(a) through the making of Agent Advances.

         (b) Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by Borrower. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be conclusive and binding evidence of the amounts due and owing to Agent by Borrower absent clear and convincing evidence to the contrary; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Unless Borrower notifies Agent in writing of any objection to any such printout or statement (specifically describing the basis for such objection) within sixty (60) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein.

         SECTION 2.6 MAXIMUM INTEREST.

         (a) In no event shall the interest charged with respect to the Notes or any other obligations of Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction.

         (b) Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "STATED RATE") would exceed the highest rate of interest permitted under any applicable law to be charged (the "MAXIMUM LAWFUL RATE"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply.

         (c) In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrower.

         (d) In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

         SECTION 2.7 TAXES.

         (a) All payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, withholdings or other charges of any nature whatsoever imposed by any taxing authority, excluding taxes imposed on or measured by Agent's or any Lender's net income by the jurisdiction under which Agent or such Lender is organized or conducts business (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then Borrower will: (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;
(b) promptly forward to Agent an official receipt or other documentation satisfactory to Agent evidencing such payment to such authority; and (c) pay to Agent for the account of Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Agent and each Lender will equal the full amount Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Agent or any Lender with respect to any payment received by Agent or such Lender hereunder, Agent or such Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which Agent or such Lender first made demand therefor.

         (b) If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Agent, for the account of Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrower shall indemnify Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Agent or any Lender as a result of any such failure.

         (c) Each Lender that (i) is organized under the laws of a jurisdiction other than the United States of America and (ii)(A) is a party hereto on the Closing Date or (B) becomes an assignee of an interest under this Agreement under Section 12.6(a) after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall execute and deliver to Borrower and Agent one or more (as Borrower or Agent may reasonably request) Forms W-8ECI, W-8BEN, W-8IMY (as applicable) or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Lender's entitlement to exemption from withholding or deduction of Taxes. Borrower shall not be required to pay additional amounts to any Lender pursuant to this Section 2.7 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph.

         SECTION 2.8 ANCILLARY SERVICES.

         Borrower may from time to time request, and Agent or any Lender that is an Affiliate of a Designated Lender Affiliate may, in its sole and absolute discretion, from time to time arrange for Borrower to obtain from Agent or any Designated Lender Affiliate, Ancillary Services although Borrower is not required to do so. To the extent Ancillary Services are provided, Borrower agrees to indemnify and hold Agent and Lenders harmless from any and all costs and obligations now or hereafter incurred by Agent or any Lenders which arise from the indemnity given by Agent or any Lender to any Designated Lender Affiliates related to such Ancillary Services. The agreement contained in this Section 2.8 shall survive termination of this Agreement. Borrower acknowledges and agrees that the obtaining of Ancillary Services (a) is in the sole and absolute discretion of Agent and each Designated Lender Affiliate, and (b) is subject to all rules and regulations of Agent and each applicable Designated Lender Affiliate.

         SECTION 2.9 AMENDMENT AND RESTATEMENT; NO NOVATION.

         This Agreement constitutes an amendment and restatement of the Original Credit Agreement effective from and after the date hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Obligations or any other obligations owing to the Lenders or the Agent under the Original Credit Agreement or any other Financing Documents. On the date hereof, the credit facilities and the terms and conditions thereof described in the Original Credit Agreement shall be amended and replaced by the credit facilities and the terms and conditions thereof described herein, and all Loans and other Obligations of Borrower outstanding as of such date under the Original Credit Agreement shall be deemed to be Loans and Obligations outstanding under the corresponding facilities described herein (such that all "Revolving Credit Advances" and "Letter of Credit Obligations" (as such terms are defined in the Original Credit Agreement) which are outstanding on the Closing Date under the Original Credit Agreement and not refinanced on the Closing Date shall become Revolving Loans and Letters of Credit under this Agreement, respectively), without further action by any Person (except the Lenders shall make such payments on the Closing Date between themselves, which payments shall constitute Revolving Loans, so that after giving effect thereto the aggregate outstanding amount of the Revolving Loans of each Lender as of the Closing Date do not exceed either (i) such Lender's Pro Rata Share of Revolving Loans, or (ii) such Lender's Revolving Loan Commitment).

                                  ARTICLE III
                          REPRESENTATION AND WARRANTIES

         To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each Lender that:

         SECTION 3.1 EXISTENCE AND POWER.

         Each Credit Party is an entity as specified on the Information Certificate, duly organized, validly existing and in good standing under the laws of the jurisdiction specified on the Information Certificate, has an organizational identification number (if any) as specified on the Information Certificate, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on the Information Certificate, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION.

         The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are within its corporate, partnership, or limited liability company, as the case may be, powers, have been duly authorized by all necessary corporate, partnership, or limited liability company, as the case may be, action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Credit Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.3 BINDING EFFECT.

         Each of the Financing Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

         SECTION 3.4       CAPITALIZATION.

         The authorized equity securities of each of the Restricted Subsidiaries as of the Closing Date is as set forth on the Information Certificate. All issued and outstanding equity securities of each of the Restricted Subsidiaries are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than Permitted Liens, and such equity securities were issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of each of the Restricted Subsidiaries and the percentage of their fully-diluted ownership of the equity securities of each of the Restricted Subsidiaries as of the Closing Date is set forth on the Information Certificate. No shares of the capital stock or other equity securities of any Restricted Subsidiary, other than those described above, are issued and outstanding. Except as set forth on the Information Certificate, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Restricted Subsidiary of any equity securities of any such entity.

         SECTION 3.5 FINANCIAL INFORMATION.

         (a) The pro forma balance sheet of Borrower and its Consolidated Subsidiaries as of September 30, 2003, copies of which have been delivered to Agent, fairly presents, in conformity with GAAP applied on a basis consistent, the consolidated financial position of Borrower and its Consolidated Subsidiaries as of such date, adjusted to give effect (as if such events had occurred on such date) to (i) the transactions contemplated by the Financing Documents, (ii) the making of the Loans, (iii) the application of the proceeds therefrom as contemplated by the Financing Documents and (iv) the payment of all legal, accounting and other fees related thereto to the extent known at the time of the preparation of such balance sheet. As of the date of such balance sheet and the date hereof, no Credit Party had or has any material liabilities, contingent or otherwise, including liabilities for taxes, long-term leases or forward or long-term commitments, which are not properly reflected on such balance sheet.

         (b) The information contained in the most recently delivered Borrowing Base Certificate is complete and correct and the amounts shown therein as "Eligible Accounts" have been determined as provided in the Financing Documents.

         (c) Since September 30, 2003, there has been no material adverse change in the business, operations, properties, or financial condition of Borrower and its Consolidated Subsidiaries, taken as a whole.

         SECTION 3.6 LITIGATION.

         There is no action, suit or proceeding pending against, or to Borrower's knowledge threatened against or affecting, any Credit Party, before any court or arbitrator or any governmental body, agency or official in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.

         SECTION 3.7 OWNERSHIP OF PROPERTY.

         Each Credit Party is the lawful owner of, has good and indefeasible title to and is in lawful possession of, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported to be owned or leased (as the case may be) by such Person on the pro forma balance sheet referred to in Section 3.5(a) or the financial statements most-recently delivered pursuant to Section 4.1(a) or (b), except as disposed of in the ordinary course of business.

         SECTION 3.8 NO DEFAULT.

         No Default or Event of Default has occurred and is continuing and, to the knowledge of Borrower, except as disclosed to Agent in writing, no Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.9 LABOR MATTERS.

         As of the Closing Date, there are no strikes or other labor disputes pending or, to Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

         SECTION 3.10 REGULATED ENTITIES.

         No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940. No Credit Party is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         SECTION 3.11 MARGIN REGULATIONS.

         None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

         SECTION 3.12 COMPLIANCE WITH LAWS

         Borrower and each Secured Credit Party is in compliance with the requirements of all applicable laws, ordinances, rules, regulations and requests of governmental authorities, except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.13 TAXES.

         Except to the extent subject to a Permitted Contest and except where the failure could not reasonably be expected to have a Material Adverse Effect, all Federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all Taxes (including real property Taxes) and other charges shown to be due and payable in respect thereof have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest and except where the failure could not reasonably be expected to have a Material Adverse Effect, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. Except to the extent subject to a Permitted Contest and except where the failure could not reasonably be expected to have a Material Adverse Effect, all Federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

         SECTION 3.14 COMPLIANCE WITH ERISA.

         (a) All required reports and documents with respect to any Pension Plan have been properly filed with the appropriate governmental agencies. All Pension Plans (and related trusts and insurance contracts) comply in form and in operation in all material respects with the current applications of ERISA and the Code. With respect to each Pension Plan, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code that have not been reported and corrected.

         (b) During the twelve (12) month period prior to the Closing Date or the making of any Loan or the issuance of any Letter of Credit, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or Regulation 2510.3 - 102(b)(1) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

         SECTION 3.15 BROKERS.

         Except as set forth in the Information Certificate, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees in connection herewith or therewith.

         SECTION 3.16 MATERIAL CONTRACTS AND AGREEMENTS.

         Except for agreements and contracts of the Borrower and it Subsidiaries filed with the Securities and Exchange Commission (some of which may not be material contracts or agreements) there are no material agreements and contracts of the Borrower or of its Subsidiaries.

         SECTION 3.17 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS.

         Except in each case as set forth on the Information Certificate:

         (a) No Hazardous Materials are located on any properties now or previously owned, leased or operated by any Credit Party or have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action under any Environmental Law or which could reasonably be expected to have a Material Adverse Effect. No portion of any such property is being used, or has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination.

         (b) No underground storage tanks are located on any properties now or previously owned, leased or operated by any Credit Party, or were located on any such property and subsequently removed or filled.

         (c) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to Borrower's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by any Credit Party. All such properties and their existing and prior uses, and any disposal of Hazardous Materials from any thereof, comply and at all times have complied with all Environmental Laws. There is no condition on any of such properties which is in violation of any Environmental Laws and no Credit Party has received any communication from or on behalf of any governmental authority that any such condition exists.

         (d) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Borrower has knowledge in relation to the current or prior business of Borrower or any property or facility now or previously owned, leased or operated by any Credit Party which has not been delivered to Agent.

         (e) For purposes of this Section 3.17, each Credit Party shall be deemed to include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of such Credit Party.

         SECTION 3.18 INTELLECTUAL PROPERTY.

         Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the financial condition, business or operations of such Credit Party and all such Intellectual Property existing as of the Closing Date and registered with the U.S. government, any foreign government or any agency or department thereof is set forth on the Information Certificate. All material Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. To Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.19 REAL PROPERTY INTERESTS.

         Except for the ownership, leasehold or other interests set forth in the Information Certificate, no Secured Credit Party has, as of the Closing Date, any ownership, leasehold or other interest in Real Property.

         SECTION 3.20 SOLVENCY.

         Borrower and each Secured Credit Party: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities) and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

         SECTION 3.21 FULL DISCLOSURE.

         None of the information (financial or otherwise) other than projections furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, including without limitation the information set forth in the Information Certificate, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.

         SECTION 3.22 GOVERNMENT CONTRACTS.

         Except as set forth in the Information Certificate, no Secured Credit Party is a party to any contract or agreement that is subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law.

         SECTION 3.23 HEALTHCARE REPRESENTATIONS AND WARRANTIES.

         (a) Recoupments. On each Borrowing Base Certificate given to Agent in connection with a request for a Revolving Loan, Borrower has disclosed to Agent the amount of any Medicare or Medicaid recoupments or recoupments of any third-party payor being sought, requested or claimed, or, to any Secured Credit Party's knowledge, threatened against any Secured Credit Party, Managed Practice or any of their respective Affiliates.

         (b) Reports. Each Secured Credit Party has timely filed or caused to be timely filed, all cost reports and other reports of every kind whatsoever required by law or by written or oral contracts or otherwise to have been filed or made with respect to such Secured Credit Party's business operations. There are no claims, actions or appeals pending (and no Secured Credit Party has filed any claims or reports which should result in any such claims, actions or appeals) before any commission, board or agency including without limitation any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of CMS, with respect to any state or federal Medicare or Medicaid claims filed by any Secured Credit Party, or any disallowance by any commission, board or agency in connection with any audit of such cost reports. No validation review or program integrity review related to any Secured Credit Party, or the consummation of the transactions contemplated in the Financing Documents, or related to the Collateral, have been conducted by any commission, board or agency in connection with the Medicare or Medicaid programs, and to the knowledge of Secured Credit Parties, no such reviews are scheduled, pending or threatened against or affecting any of the Secured Credit Parties' employees or agents or the Collateral, or the consummation of the transactions contemplated hereby.

         (c) Compliance With Health Care Laws. Without limiting the generality of Section 3.12 or any other representation or warranty made herein, each Secured Credit Party, and each of its licensed employees and contractors (other than contracted agencies) in the exercise of their respective duties on behalf of such Secured Credit Party, is in compliance with all applicable statutes, laws, ordinances, rules and regulations of any governmental authority with respect to regulatory matters primarily relating to patient healthcare (including without limitation Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C
Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute") (collectively, "HEALTHCARE LAWS"), except for failure to be in compliance with which will not have a Material Adverse Effect. Each Secured Credit Party has maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. No Secured Credit Party is currently, nor has in the past been, subject to any federal, state, local governmental or private payor civil or criminal investigations, inquiries or audits involving and/or related to its compliance with Healthcare Laws, nor is any Secured Credit Party currently, or has any Secured Credit Party in the past been, subject to any federal, state or private payor inquiry, investigation, inspection or audit regarding its activities, including without limitation, an inquiry or investigation of any Person having "ownership, financial or control interest" in any Secured Credit Party (as that phrase is defined in 42 C.F.R. Section 420.201 et seq.) involving compliance with Healthcare Laws. No owner, officer, manager, employee or Person with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R.
Section 420.201) in any Secured Credit Party: (i) has had a civil monetary penalty assessed against him or her pursuant to 42 U.S.C. Section 1320a-7a; (ii) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. Section 1320a-7b); (iii) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any of those offenses described in 42 U.S.C. Section 1320a-7b or 18 U.S.C. Sections 669, 1035, 1347, 1518; or (iv) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. Sections 3729-3731 or qui tam action brought pursuant to 31 U.S.C. Section 3729 et seq.

         (d) Licenses, Permits, and Certifications. The Secured Credit Parties have such permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authorities as are necessary under applicable law or regulations to own their respective properties and to conduct their respective business and to receive reimbursement under Medicare and Medicaid (including without limitation such permits as are required under such federal, state and other health care laws, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto). The Secured Credit Parties have all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary to submit reimbursement claims to Medicare and/or Medicaid for any Medical Service furnished by the Secured Credit Parties in any jurisdiction where such Secured Credit Party conducts business. No Secured Credit Party is currently subject to, and never has been subject to, suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s). There currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Medicare and Medicaid certifications or state or local licensure of any Secured Credit Party.

         (e) Participation Agreements. The Information Certificate sets forth an accurate, complete and current list of all participation agreements with health maintenance organizations, insurance programs, third party payors and preferred provider organizations with respect to the business of the Secured Credit Parties.

         (f) HIPAA Compliance. To the extent that and for so long as any Secured Credit Party is a "covered entity" within the meaning of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), such Secured Credit Party
(i) has undertaken an assessment of its compliance with HIPPA or failure to be HIPAA Compliant (as defined below); (ii) has developed a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA COMPLIANCE PLAN"); and (iii) has implemented those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that Borrower is or becomes HIPAA Compliant. For purposes hereof, "HIPAA Compliant" shall mean that the Secured Credit Party (x) is or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA COMPLIANCE DATE") and (y) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect the Secured Credit Party's business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by the Secured Credit Party of the then effective provisions of HIPAA.

         SECTION 3.24 REAL PROPERTY.

         As of the Closing Date, no Restricted Company is the owner of any Real Property.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         Borrower agrees that, so long as any Credit Exposure exists:

         SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

         Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to Agent, and, in the case of the deliveries required by paragraphs (a) through (f) and
(l) through (s), with copies for each Lender:

         (a) as soon as practicable and in any event within thirty (30) days after the end of each month other than March, June, September and December and within forty-five (45) days after the end of March, June, September and December, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such month and the related consolidated statements of operations and cash flows for such month, and for the portion of the Fiscal Year ended at the end of such month, all in reasonable detail and certified by a Responsible Officer as fairly presenting in all material respects the financial condition and results of operations of Borrower and its Consolidated Subsidiaries and as having been prepared in accordance with GAAP applied on a basis consistent with the audited financial statements of Borrower, subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures;

         (b) as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity (or the comparable item, if Borrower is not a corporation) and cash flows for such Fiscal Year, certified (solely with respect to such consolidated statements) without qualification by independent public accountants acceptable to Agent of nationally recognized standing;

         (c) together with each delivery of financial statements pursuant to Sections 4.1(a) and 4.1(b), a Compliance Certificate;

         (d) promptly upon receipt thereof, copies of all reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit;

         (e) promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any successor and (iii) all press releases and other statements made available generally by Borrower concerning material developments in the business of Borrower;

         (f) promptly upon any officer of any Credit Party obtaining knowledge
(i) of the existence of any Event of Default or Default, or becoming aware that the holder of any Debt of any Credit Party has given any notice or taken any other action with respect to a claimed default thereunder, (ii) of any change in Borrower's certified accountant or any resignation, or decision not to stand for re-election, by any member of any Borrower's board of directors (or comparable body), (iii) that any Person has given any notice to any Credit Party or taken any other action with respect to a claimed default under any material agreement or instrument (other than the Financing Documents) to which any Credit Party is a party or by which any of its assets is bound, which claimed default could reasonably be expected to have a Material Adverse Effect or (iv) of the institution of any litigation or arbitration involving an alleged liability of any Credit Party equal to or greater than $2,000,000 not covered by insurance, or any adverse determination in any litigation or arbitration involving a potential liability of any Credit Party equal to or greater than $2,000,000, not covered by insurance, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default (including any Event of Default or Default), event or condition, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

         (g) promptly upon any officer of any Credit Party obtaining knowledge of (i) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, (ii) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that Borrower or any Secured Credit Party furnish a bond or other security to the PBGC or such Pension Plan, (iv) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (v) any material increase in the contingent liability of Borrower or any Secured Credit Party with respect to any post-retirement welfare plan benefit or (vi) any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposed to take with respect thereto;

         (h) promptly upon any officer of any Credit Party obtaining knowledge of any complaint, order, citation, notice or other written communication from any Person delivered to any Credit Party with respect to, or if any officer of any Credit Party becomes aware of (x) the existence or alleged existence of a violation of any Environmental Law or the incurrence of any liability, obligation, loss, damage, cost, expense, fine, penalty or sanction or the requirement to commence any remedial action resulting from or in connection with any air emission, water discharge, noise emission, Hazardous Material or any other environmental, health or safety matter at, upon, under or within any of the properties now or previously owned, leased or operated by any Credit Party, or due to the operations or activities of any Credit Party or any other Person on or in connection with any such property or any part thereof or which could reasonably be expected to have a Material Adverse Effect (y) any release on any of such properties of Hazardous Materials in a quantity that is reportable under any applicable Environmental Law which could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person, and what action the applicable Credit Party has taken, is taking or proposes to take with respect thereto;

         (i) promptly upon any officer of any Credit Party obtaining knowledge that any Credit Party has either (x) registered or applied to register any material Intellectual Property with the U.S. government, any foreign government or any agency or department thereof, or (y) acquired any interest in real property (including leasehold interests in real property), a certificate of a Responsible Officer describing such Intellectual Property and/or such real property in such detail as Agent shall reasonably require;

         (j) copies of any reports or notices related to any material taxes and any other material reports or notices received by any Credit Party from, or filed by any Credit Party with, any Federal, state or local governmental agency or body;

         (k) within fifteen (15) Business Days after the end of each month, a Borrowing Base Certificate as of the last day of the month most recently ended or, in the event Borrower elects to issue a Notice of Borrowing or Notice of LC Credit Event, at the same time such notice is issued, a Borrowing Base Certificate as of a date that is no more than ten (10) days prior to the Notice of Borrowing or Notice of LC Credit Event;

         (l) as soon as available after the end of each month (but in any event within fifteen (15) Business Days after the end thereof), on a monthly basis or more frequently as Agent may reasonably request, (i) agings of Accounts, and
(ii) such reconciliation reports from time to time reasonably requested by Agent with respect to the Borrowing Base Certificate most recently delivered to Agent, the financial statements of Borrower delivered to Agent, Borrower's general ledger and/or the reports required pursuant to this paragraph, each in form and substance, and with such supporting detail and documentation, as may be reasonably requested by Agent;

         (m) upon reasonable request by Agent, copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements; and

         (n) within two (2) Business Days after any request therefor, such additional information in such detail concerning the amount, composition and manner of calculation of the Borrowing Base as Agent may reasonably request.

         SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS.

         Borrower (i) will pay and discharge, and cause each Secured Credit Party to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including tax liabilities, except (x) where the same may be the subject of a Permitted Contest and (y) for such obligations and/or liabilities the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (ii) will maintain, and cause each Secured Credit Party to maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities and (iii) will not breach or permit any Secured Credit Party to breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Borrower will continue, and will cause each Secured Credit Party to continue, to engage in business of the same general type as they now conduct and will preserve, renew and keep in full force and effect, and will cause each Secured Credit Party to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where the failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.4 MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Borrower will keep, and will cause each Secured Credit Party to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) Borrower will maintain, and will cause each Secured Credit Party to maintain, (i) physical damage insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts acceptable to Agent and (ii) such other insurance coverage in such amounts and with respect to such risks as Agent may reasonably request. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent.

         (c) On or prior to the Closing Date, Borrower will cause Agent to be named as an additional insured, assignee and loss payee, as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Agent. Borrower will deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Borrower's insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of any Lender through Agent from time to time, full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and
(iv) forthwith, notice of any cancellation or nonrenewal of coverage by Borrower.

         (d) In the event Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrower's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Agent may not pay any claim made by Borrower or any claim that is made against Borrower in connection with the Collateral. Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

         SECTION 4.5 COMPLIANCE WITH LAWS.

         (a) Borrower will comply, and cause each Secured Credit Party to comply, with the requirements of all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such laws, ordinances, rules, regulations and requirements the noncompliance with which could not reasonably be expected to have a Material Adverse Effect. Except where the failure could not be reasonably expected to have a Material Adverse Effect, Borrower will do or cause to be done, and cause each Secured Credit Party to do or cause to be done, all things necessary (a) to obtain and keep in full force and effect all corporate, limited liability company or limited liability partnership existence, rights, licenses, permits, certificates of needs, regulatory approvals, privileges, and franchises (collectively, "PERMITS") of Borrower and the other Secured Credit Parties necessary to the ownership of its or their properties or the conduct of its or their businesses, and comply with all applicable current and future laws, ordinances, rules, regulations, orders and decrees of any Governmental Authority having or claiming jurisdiction over any of them; (b) to maintain and protect the properties used or useful in the conduct of the operations of Borrower and the other Secured Credit Parties, in a prudent manner, including without limitation the maintenance at all times of such insurance upon its insurable property and operations as required by law or by the Financing Documents; and (c) to maintain all Permits free from restrictions or known conflicts which could materially impair their use or operation or cause the Permits to be provisional, probationary or restricted in any way.

         (b) Borrower will maintain all certificates of need, supplier numbers, and licenses necessary to conduct its business as currently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of the types of services Borrower and the other Credit Parties provide. Subject to applicable law, Borrower will furnish and cause to be furnished to Agent, within five (5) days of receipt by Borrower or a Credit Party, a copy of any health care survey report related to licensure or certification (including, without limitation, an annual or biannual Medicare certification survey report) and any statement of deficiencies pertaining to Borrower or a Secured Credit Party; within the time period required by the particular agency for submission, Borrower and the Secured Credit Party shall submit to such agency and Lender a copy of the Plan of Correction with respect thereto if such Plan of Correction is required by such agency issuing the statement of deficiency or notice of violation, if such deficiency or violation could adversely affect either the right to continue participation in Medicare, Medicaid or their reimbursement programs for existing and prospective patients result in the loss or suspension of Borrower's or a Secured Credit Party's licenses and permits to operate their respective businesses.

         (c) Borrower will, and shall cause each Secured Credit Party to, maintain on its behalf a corporate health care regulatory compliance program ("CCP") which includes at least the following components and allows Agent and/or any outside consultants from time to time to review such CCP: (i) standards of conduct and procedures that describe compliance policies regarding federal, state and local laws with an emphasis on prevention of fraud and abuse; (ii) specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including, without limitation, fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including, without limitation, publicizing a report system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and enforcement of compliance policies including, without limitation, discipline of individuals responsible for the failure to detect violations of the CCP; and (vi) mechanisms to respond immediately to detected violations of the CCP.

         SECTION 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS.

         Borrower will keep, and will cause each Secured Credit Party to keep, proper books of record and account in accordance with GAAP in which full, true and correct entries shall be made in all material respects of all material dealings and transactions in relation to its business and activities; and will permit, and will cause each Secured Credit Party to permit, at the sole cost of Borrower or any applicable Secured Credit Party, representatives of Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective Inventory and Accounts and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give Borrower or any applicable Secured Credit Party commercially reasonable prior written notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

         SECTION 4.7 USE OF PROCEEDS.

         The proceeds of Revolving Loans shall be used by Borrower to refinance existing Debt, to fund costs of closing the transactions contemplated hereunder and to otherwise fund acquisitions, capital expenditures, joint ventures, working capital, and other lawful business purposes of Borrower and its Subsidiaries.

         SECTION 4.8 HAZARDOUS MATERIALS; REMEDIATION.

         Borrower will provide Agent within thirty (30) days after demand therefor with a bond, letter of credit or similar financial assurance evidencing to the satisfaction of Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials or Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Agent's reasonable business determination that the failure to remove, treat or dispose of any Hazardous Materials or Hazardous Materials Contamination, or the failure to discharge any such assessment could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.9 FURTHER ASSURANCES.

         Borrower will, and will cause each other Credit Party to, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be reasonably necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of each Secured Credit Party, whether now owned or hereafter acquired, other than assets securing Debt permitted by Section 5.1(c).

         SECTION 4.10 LANDLORD AGREEMENTS.

         Upon the request of the Agent, Borrower shall cause each Secured Credit Party to exercise their reasonable best efforts to obtain a landlord's agreement from the lessor of each leased property with respect to any Real Property or other location where the material records relating to any of the Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Agent.

         SECTION 4.11 GOVERNMENT CONTRACTS.

         For any contract or agreement between any Secured Credit Party and any Account Debtor that is subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law (a "GOVERNMENT CONTRACT"), Borrower agrees to comply with, and agrees to cause each Secured Credit Party to comply with, the following covenants and procedures:

         (a) The Secured Credit Party shall give Agent written notice of the Secured Credit Party's execution of or receipt of an award of a Government Contract (within ten (10) days after such Government Contract is awarded or executed, whichever is earlier);

         (b) if requested by Agent, the Secured Credit Party shall execute and deliver to Agent, within ten (10) days of Agent's request, a separate assignment of the Government Contract in form and content satisfactory to Agent and using forms provided by Agent;

         (c) Agent shall have the right to send to the Account Debtor in respect of such Government Contract such notices, and request such acknowledgments of the Account Debtor, as Agent deems necessary to cause such Account Debtor to recognize the assignment of the Accounts and payment rights in respect thereof to Agent, as the first and only claim against such Accounts, in accordance with the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727) or any similar state or local law. Borrower shall cooperate with Agent in sending and procuring such notices and acknowledgments; and

         (d) No Secured Credit Party shall suffer or permit to exist any notice or claim against Accounts under a Government Contract, other than notices and claims of Agent.

         SECTION 4.12 ACCREDITATION AND LICENSING.

         (a) Borrower shall, and shall cause each other Secured Credit Party to,
(i) obtain and maintain all certificates of need, provider numbers and permits and other licenses required to operate such Person's business and its business locations under applicable law and maintain such Person's qualification for participation in, and payment under, Medicare, Medicaid and any other federal, state or local governmental program or private program providing for payment or reimbursement for services rendered by such Person except to the extent such loss or relinquishment could not reasonably be expected to have a material adverse effect on Borrower's business, operations, condition (financial or otherwise), prospects or properties, and (ii) promptly furnish or cause to be furnished to the Agent copies of all reports and correspondence it sends or receives relating to any loss or revocation (or threatened loss or revocation) of any qualification described in this Section or any other violation or possible violation of Healthcare Laws.

         (b) Borrower shall, and shall cause each other Secured Credit Party to:
(i) provide Approved Services to its customers in compliance with ethical standards, laws, rules and regulations applicable to it or any facility or location it operates; (ii) assure that each of its employees and each employee of such facility or location has all required licenses, credentials, approvals and other certifications to perform his or her duties and services for such location; and (iii) maintain all permits and other licenses required to operate its facilities and locations and conduct its business under applicable law; except to the extent, with respect to each of clauses (i), (ii), and (iii) above, where the failure to comply, individually or in the aggregate, has not had and could not reasonably be expected to have or result in a material adverse effect on such Secured Credit Party's business, operations, condition (financial or otherwise), prospects or properties.

         (c) Subject to applicable law, Borrower shall notify Agent within two
(2) Business Days following the occurrence of any of the following events (but in any event prior to Borrower submitting any further requests for advances in respect of the Revolving Loan Commitment): (1) the notification, through letter or otherwise, of a potential investigation relating to any Secured Credit Party's submission of claims to Medicare, Medicaid or other governmental programs; or (2) the voluntary disclosure by any Secured Credit Party to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary or carrier, or any state's Medicaid program of a potential overpayment matter involving the submission of claims to such payor.

         SECTION 4.13 POST-CLOSING OBLIGATIONS.

         Borrower shall use commercially reasonable efforts to cause to be performed and completed, to Agent's satisfaction, all of the obligations set forth in the Post Closing Obligations Letter within the time periods indicated therein.

                                   ARTICLE V
                               NEGATIVE COVENANTS

         Borrower agrees that, so long as any Credit Exposure exists:

         SECTION 5.1 DEBT.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, or any contingent obligations which would be Debt hereunder if they were non-contingent, except for:

         (a) Debt and Letter of Credit Liabilities under the Financing
Documents;

         (b) Debt or such contingent obligations outstanding on the date of this Agreement as set forth in the Information Certificate;

         (c) Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring any fixed asset (including through Capital Leases);

         (d) Debt of a Person existing at the time such Person is acquired or is merged with or into Borrower or a Restricted Subsidiary, provided that such Debt was in existence prior to the date of such acquisition or merger and was not incurred in anticipation thereof, and further provided that in the event of a merger of a Person with or into Borrower or a Restricted Subsidiary, such Debt is unsecured;

         (e) intercompany Debt arising from loans made by a Credit Party to another Credit Party to fund working capital requirements of such Credit Party in the ordinary course of business; provided, however, that upon the request of Agent at any time, such Debt shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and Lenders, as security for the Obligations;

         (f) obligations of Borrower in respect of interest rate protection agreements of Borrower;

         (g) unsecured Debt; and

         (h) modifications, amendments, renewals, extensions, substitutions, replacements, and refinancings of any of the foregoing.

         SECTION 5.2 LIENS.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except (each a "PERMITTED LIEN" and collectively, the "PERMITTED LIENS"):

         (a) Liens created by the Security Documents;

         (b) Liens on Collateral, other than Accounts, to the extent such Liens exist on the date of this Agreement and are as set forth in the Information Certificate;

         (c) any Lien on any asset securing Debt permitted under Section 5.1(c) incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within ninety (90) days after the acquisition thereof and provided further that no such lien encumbers Accounts;

         (d) Liens against tangible personal or real property for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest;

         (e) Liens arising in the ordinary course of business (i) in favor of carriers, warehousemen, mechanics and materialmen, and other similar Liens imposed by law and (ii) in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or the subject of a Permitted Contest and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves; provided that in no event shall such Liens encumber Accounts;

         (f) attachments, appeal bonds, judgments and other similar Liens against Collateral, other than Accounts, for sums not exceeding $2,000,000 in the aggregate arising in connection with court proceedings; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest;

         (g) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens filed against Real Property and not interfering in any material respect with the ordinary conduct of the business of any Secured Credit Party;

         (h) Liens securing Debt permitted under Section 5.1(e); provided that in no event shall such Liens encumber Accounts;

         (i) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided that in no event shall such Liens encumber Accounts;

         (j) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; provided that in no event shall such Liens encumber Accounts;

         (k) Liens securing Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or Liens securing Debt incurred in connection with an acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, do not extend to any other assets, and in the case of a merger or consolidation of a Person with or into Borrower or a Restricted Subsidiary, such Liens are subordinated to the Liens of Agent;

         (l) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Borrower or any of its Restricted Subsidiaries or materially detracting from the value of the related assets of Borrower or any Restricted Subsidiary; provided that in no event shall such Liens encumber Accounts;

         (m) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Borrower or any of its Restricted Subsidiaries in the ordinary course of business; provided that in no event shall such Liens encumber Accounts;

         (n) Liens in favor of Borrower or any Secured Credit Party; provided that in no event shall such Liens encumber Accounts; and

         (o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

         SECTION 5.3 RESTRICTED DISTRIBUTIONS.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided that the foregoing shall not restrict or prohibit:

         (a) dividends or distributions to Borrower or any Restricted Subsidiary, or

         (b) purchases of shares of (or options to purchase shares of) equity interests in Borrower or options therefor, so long as before and after giving effect to any such dividend or distribution for such purpose no Event of Default shall have occurred and be continuing; or

         (c) Restricted Distributions otherwise permitted under the Senior
Notes.

         SECTION 5.4 RESTRICTIVE AGREEMENTS.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly (i) enter into or assume any agreement (other than the Financing Documents, the Senior Notes and the Subordinated Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Senior Notes, the Subordinated Debt Documents, and the Financing Documents) on the ability of any Secured Credit Party to: (1) pay or make Restricted Distributions to Borrower or any other Secured Credit Party; (2) pay any Debt owed to Borrower or any other Secured Credit Party; (3) make loans or advances to Borrower or any other Secured Credit Party; or (4) transfer any of its property or assets to Borrower or any other Secured Credit Party, other than:

         (1) the Financing Documents;

         (2) restrictions imposed by the Senior Notes;

         (3) restrictions imposed by the Subordinated Debt Documents;

         (4) restrictions imposed by applicable law;

         (5) restrictions under any Debt not incurred in violation of this Agreement relating to any property, asset, or business acquired by Borrower or any of its Restricted Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

         (6) restrictions with respect solely to any of Borrower's Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the equity interests or assets of such Subsidiary; provided, that such restrictions apply solely to the equity interests or assets of such Subsidiary which are being sold;

         (7) restrictions on transfer contained in purchase money Debt or Capital Leases permitted hereunder; provided that such restrictions relate only to the transfer of the property acquired with the proceeds of such purchase money Debt or Capital Leases;

         (8) in connection with and pursuant to refinancings and replacements of any of the foregoing that are not materially more restrictive than those being refinanced or replaced; and

         (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person.

         Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Agreement may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

         SECTION 5.5 PAYMENTS AND MODIFICATIONS OF SUBORDINATED DEBT.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly declare, pay, make or set aside any amount for payment in respect of Subordinated Debt, in violation of the subordination provisions applicable to such Subordinated Debt.

         SECTION 5.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly (i) consolidate or merge with or into any other Person or
(ii) sell, lease, license or otherwise transfer, directly or indirectly, (A) any Accounts or any lockbox or deposit (or similar) accounts into which are deposited from time to time or which contain any cash representing Accounts or the proceeds thereof (the Accounts, lockboxes and deposit (or similar) accounts described in this clause (ii)(A) are hereinafter referred to as the "ACCOUNT COLLATERAL") or (B) all or substantially all of the Companies' assets, taken as a whole; provided that nothing contained in this Section 5.6 shall prohibit (a) mergers between Restricted Companies or transfers of assets between Restricted Companies, (b) the liquidation or dissolution of any Secured Credit Party (other than Borrower) (provided that the Agent's Lien on the Collateral shall continue unaffected by such transfer), or (c) so long as no Event of Default exists before or after giving effect thereto, the transfer of all or substantially all of the assets (other than Account Collateral) of a Restricted Subsidiary to an Unrestricted Subsidiary. Notwithstanding anything set forth in this Section 5.6 to the contrary, a Secured Credit Party (other than the Borrower) may transfer Account Collateral of such Secured Credit Party in connection with the transfer of all assets of such Secured Credit Party pursuant to a transaction otherwise permitted under this Credit Agreement; provided that (i) neither an over-advance nor an Event of Default shall have occurred and be continuing or would result from such transfer, (ii) immediately upon such transfer, all transferred Accounts shall be excluded from the Borrowing Base, and (iii) at least 5 Businesses Days prior to such transfer, the Borrower shall provide Agent with
(x) a Borrowing Base Certificate evidencing the fact that, both before and after giving effect to the transfer of such Accounts and the exclusion therefrom from the Borrowing Base, Revolving Loan Outstandings do not exceed the Revolving Loan Limit and (y) evidence, in form and substance reasonably acceptable to Agent, that cash collections with respect to such transferred Accounts will not be commingled with cash collections continuing to be included in the Borrowing Base after giving effect to such transfer.

         SECTION 5.7 INVESTMENTS.

         Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly make, acquire or own any Investment in any Person other than (a) Investments set forth on the Information Certificate; (b) Cash Equivalents; (c) Investments in Restricted Subsidiaries, so long as (i) Borrower has Pledged to Agent all of the outstanding capital stock or other equity interests of any such Restricted Subsidiary (and in the case of a less than wholly-owned Restricted Subsidiary, all of the capital stock or other equity interests owned or held by Borrower) and (ii) any such Restricted Subsidiary has Guaranteed the Obligations and secured such Guarantee by granting in favor of Agent, for its benefit and the benefit of the Lenders, a Lien on all or substantially all of the assets; (d) bank deposits established in accordance with Section 5.12; (e) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; (f) loans to officers and employees in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; (g) Investments in Unrestricted Subsidiaries, provided that in connection with such Investments (other than those existing on the Closing
Date), Borrower agrees to use its reasonable best efforts to Pledge to Agent all of the capital stock or other equity interests that it directly or indirectly owns in such Unrestricted Subsidiary; and (h) Investments in other Persons or assets for fair and reasonable consideration so long as at the time of the initial Investment thereof, no Event of Default exists.

         SECTION 5.8 TRANSACTIONS WITH AFFILIATES.

         Except (i) transactions between Restricted Companies, (ii) as otherwise disclosed in the Information Certificate, and (iii) for transactions that are disclosed to Agent in writing in advance of being entered into and which contain terms that are no less favorable to Borrower or any Credit Party, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, Borrower will not, and will not permit any Credit Party to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party.

         SECTION 5.9 MODIFICATION OF ORGANIZATIONAL DOCUMENTS.

         Borrower will not, and will not permit any Credit Party to, directly or indirectly amend or otherwise modify any Organizational Documents of such Person, except for such amendments or other modifications required by law and fully disclosed to Agent and amendments or other modifications that would not adversely affect this Agreement, Collateral, or Agent's or Lenders' rights or remedies hereunder, provided that Borrower provides Agent with a notice of such amendments or changes within twenty (20) days after the effectiveness of such amendments or modifications.

         SECTION 5.10 FISCAL YEAR.

         Borrower will not change its Fiscal Year.

         SECTION 5.11 CONDUCT OF BUSINESS; MANAGEMENT.

         Borrower will not, and will not suffer or permit any Secured Credit Party to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and businesses reasonably related thereto.

         SECTION 5.12 BANK ACCOUNTS.

         Without limiting the provisions of Section 6.1(d), Borrower will not, and will not permit any Secured Credit Party to, directly or indirectly, establish any new bank account without prior written notice to Agent and unless Agent, Borrower or such Secured Credit Party and the bank at which the account is to be opened enter into a control agreement regarding such bank account pursuant to which such bank acknowledges the security interest of Agent in such bank account, agrees to comply with instructions originated by Agent directing disposition of the funds in the bank account without further consent from Borrower, and agrees to subordinate and limit any security interest the bank may have in the bank account on terms satisfactory to Agent. Notwithstanding the foregoing, Borrower may (i) continue to maintain Disbursement Accounts existing as of the date of this Agreement without entering into a control agreement with Agent and the depository bank, and (ii) establish new bank accounts that are Disbursement Accounts without entering into a control agreement with Agent and the depository bank

                                   ARTICLE VI
                     ACCOUNTS AND INVENTORY REPRESENTATIONS,
                      WARRANTIES, COVENANTS AND AGREEMENTS

         To induce Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower hereby represents and warrants to Agent and each Lender, and further agrees with Agent and each Lender, that:

         SECTION 6.1 ACCOUNTS AND ACCOUNT COLLECTIONS.

         (a) Borrower shall notify Agent promptly of: (i) any material delay in the performance by Borrower, any other Secured Credit Party or a Managed Practice of any of their material obligations to any Account Debtor or the assertion of any material claims, offsets, defenses or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Credit Party relating to the financial condition of any Account Debtor or Managed Practice and (iii) any event or circumstance which, to any Credit Party's knowledge, would result in any Account no longer constituting an Eligible Account. Borrower hereby agrees not to grant to any Account Debtor, and to cause each of its Restricted Subsidiaries not to grant to any Account Debtor, any credit, discount, allowance or extension, or to enter into any agreement for any of the foregoing, without Agent's consent, except in the ordinary course of business in accordance with practices and policies previously disclosed in writing to Agent. So long as no Event of Default exists or has occurred and is continuing, Borrower may settle, adjust or compromise, and may permit each of its Subsidiaries to settle, adjust or compromise, any claim, offset, counterclaim or dispute with any Account Debtor. At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with Account Debtors of any Secured Credit Party or Managed Practice or grant any credits, discounts or allowances.

         (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete in all material respects, (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement or any applicable Security Document (to the extent so required), (iii) there shall be no setoffs, recoupments, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as permitted pursuant to this Agreement, and (iv) none of the transactions giving rise thereto will violate any applicable laws or regulations where the violation could reasonably be expected to have a Material Adverse Effect, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms except as limited by general principles of equity and debtor relief laws.

         (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, e-mail, facsimile transmission or otherwise. To facilitate the exercise of the right described in the immediately preceding sentence, Borrower hereby agrees to provide Agent upon request the name and address of each Account Debtor of each Secured Credit Party.

         (d) Borrower shall establish and maintain, at its sole expense, and shall cause each Secured Credit Party and Managed Practice to establish and maintain, at its sole expense, blocked accounts or lockboxes and related blocked accounts (in either case, "BLOCKED ACCOUNTS"), as Agent may specify, with such banks as are reasonably acceptable to Agent into which Borrower and the Secured Credit Parties shall promptly deposit, or cause to be deposited, all payments on Accounts and all payments constituting proceeds or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. In addition, Borrower or the Secured Credit Parties shall direct or cause Managed Practices to direct their Account Debtors to directly remit to a Group Account that is subject to a Deposit Account Agreement all payments on Accounts and all payments constituting proceeds or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower agrees that it shall be liable for any fees and charges in effect from time to time and charged by the applicable bank in respect of Blocked Accounts, and that Agent and Lenders shall have no liability therefor. Borrower further acknowledges and agrees that, to the extent such fees and charges are not paid by Borrower directly but are satisfied using collections in a Blocked Account, such fees and charges shall be deemed to be advances made by Agent and Lenders in respect of the Revolving Loan facility hereunder and, to the extent that the payment of such fees or charges by Borrower as provided herein causes the Revolving Loan Outstandings to exceed the Revolving Loan Limit, Borrower agrees to immediately (upon notice) repay to Agent the amount of such overadvance. Borrower agrees to indemnify and hold Agent and Lenders harmless from any and all liabilities, claims, losses and demands whatsoever, including reasonable attorneys' fees and expenses, arising from or relating to actions of Agent or the Blocked Account bank pursuant to this Section 6.1 or any Deposit Account Control Agreement or Deposit Account Agreement. Borrower shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of Borrower or any Secured Credit Party is maintained, and by each bank where any other Deposit Account is from time to time maintained. Borrower shall further execute and deliver, and shall cause each of the Secured Credit Parties and Managed Practices, to execute and deliver, such agreements and documents as Agent may reasonably require in connection with such Blocked Accounts, Deposit Accounts and such Deposit Account Control Agreements or Deposit Account Agreements. Without limiting the provisions of Section 5.12, Borrower shall not establish, and shall cause each of the Secured Credit Parties and Managed Practices, not to establish, any Group Accounts or Deposit Accounts not existing as of the Closing Date, unless Borrower or such Secured Credit Party (as applicable) have complied in full with the provisions of this Section
6.1 with respect to such Group Accounts or Deposit Accounts. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender after occurrence and during the continuance of an Event of Default, whether in respect of the Accounts, as proceeds of other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall, if controlled by a Deposit Account Control Agreement, constitute the property of Agent and Lenders to the extent of the then outstanding Obligations. Borrower shall, and shall cause each Secured Credit Party to, at all times diligently pursue and prosecute the collection of Accounts and payment of the proceeds thereof in accordance with the terms of this Agreement and the other Financing

Documents. Agent shall have no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

         (e) Borrower shall not, and Borrower shall not suffer or permit any Credit Party to (i) withdraw any amounts from any Blocked Account at any time an Event of Default exists and any Obligations are outstanding, (ii) change the procedures or sweep instructions under the agreements governing any Blocked Accounts, or (iii) send to or deposit in any Blocked Account any funds other than payments made with respect to and proceeds of Accounts or other Collateral. Borrower shall, and shall cause each Credit Party to, cooperate with Agent in the identification and reconciliation on a daily basis of all amounts received in the Blocked Accounts. If more than five percent (5%) of the collections since the most recent funding date in respect of the Revolving Loan Borrowings is not identified or reconciled to the reasonable satisfaction of Agent within ten (10) Business Days of receipt, Agent and Lenders shall not be obligated to make further Revolving Loans until such amount is identified or is reconciled to the reasonable satisfaction of Agent, as the case may be. In addition, if any such amount cannot be identified or reconciled to the satisfaction of Agent, Agent may utilize its own staff or, if it deems necessary, engage an outside auditor, in either case at Borrower's expense (which in the case of Agent's own staff shall be in accordance with Lender's then prevailing customary charges (plus expenses)), to make such examination and report as may be necessary to identify and reconcile such amount. Agent may apply all collections in the Blocked Accounts to the Obligations in such order as Agent may in its discretion determine.

         (f) For purposes of calculating the amount of the Loans available to Borrower, payments made to a Blocked Account will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received shall be deemed applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Payment Account provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and with sufficient time to credit the Loan Account on such day, and if not, then on the next Business Day.

         (g) Borrower, the Credit Parties and their respective directors, employees, agents, Restricted Subsidiaries and other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Inventory or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with Borrower's own funds to the extent that such funds are at any time not Collateral. Borrower agrees to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or Person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank or Person.

         (h) Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. If a breach of any of the representations or warranties contained herein relating to an Account that has been designated an Eligible Account, in the discretion of Agent, has or may have a material adverse effect upon the validity, legality or collectibility of any such Account, then such Account shall no longer be deemed an Eligible Account. Unless otherwise indicated in writing to Agent, with respect to each Eligible Account, Borrower represents that:

                  (i) the Account is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;

                  (ii) The Account arises out of a completed, bona fide rendition of Approved Services in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, certificates of medical necessity, contracts, certification, participation agreements, certificates of need, or other documents relating thereto and forming a part of the contract between the Secured Credit Party and/or Managed Practice, as the case may be, and the Account Debtor;

                  (iii) The Account is for a liquidated amount maturing as stated in a duplicate claim or invoice covering such sale or rendition of Approved Services, a copy of which has been furnished or is available to Agent;

                  (iv) The Account, and Agent's security interest in such Account, is not, and will not (by voluntary act or omission by a Secured Credit Party), be in the future, subject to any offset, Lien, recoupment, deduction, defense, dispute, counterclaim or any other adverse condition other than adjustments in the ordinary course of business, and each such Account is absolutely owing to the Secured Credit Party and is not contingent in any respect or for any reason;

                  (v) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the claim or invoice and statements delivered to Agent with respect thereto, including, without limitation, the failure of a Secured Credit Party or Managed Practice to provide Approved Services in a manner that complies in all material respects with all laws and regulations applicable to the payment therefore;

                  (vi) To the best of the Secured Credit Parties' knowledge, (i) the Account Debtor under the Account had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (ii) such Account Debtor is solvent;

                  (vii) To the best of the Secured Credit Parties' knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor under the Account which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account;

                  (viii) The Account has been billed and forwarded to the Account Debtor for payment in accordance with applicable laws and compliance and conformance with any and all requisite procedures, requirements and regulations governing payment by such Account Debtor with respect to such Account, and such Account if due from a Governmental Account Debtor is properly payable directly to Borrower;

                  (ix) The Secured Credit Parties and, to the knowledge of Borrower the Managed Practices, have obtained and currently have all certificates of need, certificates of medical necessity, Medicaid and Medicare supplier numbers, licenses, permits and authorizations that are necessary in the generation of such Accounts;

                  (x) Agent has a perfected, first-priority security interest in such Account to secure the Obligations;

                  (xi) The aging of such Eligible Account, as reflected in the Borrowing Bases and other information submitted to Agent, reflects the age of such Eligible Account from the original billing date and not from the date of any re-billing of the Eligible Account;

                  (xii) No Secured Credit Party or Managed Practice has made, and will not make, any agreement with any Account Debtor for any extension of the time for payment of the Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by the Secured Credit Party in the ordinary course of its business consistent with its historical practices and as previously disclosed to Agent in writing;

                  (xiii) Such Account satisfies each of the conditions of an Eligible Account;

                  (xiv) All information relating to such Account that has been delivered to Agent is true and correct in all material respects. With respect to each such Account that has been billed, each

Credit Party has delivered to the Account Debtor all requested supporting claim documents and all information set forth in the bill and supporting claim documents is true, complete and correct in all material respects;

                  (xv) Such Account is (i) payable in the amount identified by the Credit Party and is recognized as such by the Account Debtor, (ii) the legally enforceable obligation of such Account Debtor subject to general principles of equity and debtor relief laws, and (iii) an account receivable or general intangible within the meaning of the UCC of the state in which such Credit Party is "located" (within the meaning of such term in the UCC), and is not evidenced by any instrument or chattel paper. There is no payor other than the Account Debtor identified by Borrower as the payor primarily liable on such Account;

                  (xvi) No such Account (i) requires the approval of any third person for such Account to be assigned to Agent hereunder except for approvals that have been obtained, (ii) is subject to any legal action, proceeding or investigation (pending or threatened), dispute, set-off, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor, or (iii) is past, or within 180 days of, the statutory limit for collection applicable to the Account Debtor;

                  (xvii) No Credit Party has any guaranty of, letter of credit support for, or collateral security for, such Account, other than any such guaranty, letter of credit or collateral security as has been assigned to Agent;

                  (xviii) To Borrower's knowledge, the services constituting the basis of such Account (i) were medically necessary for the patient and (ii) at the time such services were rendered, were fully covered by the insurance policy or contract obligating the applicable Account Debtor to make payment with respect to such Account (and each Credit Party has verified such determination), and (iii) the patient has received such services in the ordinary course of the Credit Party's business;

                  (xix) To Borrowers knowledge, the fees and charges charged for the services constituting the basis for such Account were when rendered and are currently consistent with (i) the usual, customary and reasonable fees charged by Credit Parties or Managed Practices or (ii) pursuant to negotiated fee contracts, or imposed fee schedules, with or by the applicable Account Debtors;

                  (xx) The Account Debtor with respect to such Account is located in the United States, and is a party which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, commercial insurance companies and non-profit insurance companies issuing health, or other types of insurance, employers or unions, self-insured healthcare organizations, preferred provider organizations, and health insured, prepaid maintenance organizations;

                  (xxi) The insurance policy or contract obligating an Account Debtor to make payment (i) does not prohibit the transfer of such payment obligation from the patient to the Credit Party and (ii) is and was in full force and effect and applicable to the patient at the time the services constituting the basis for such Account were performed;

                  (xxii) The representations and warranties made by Borrower in the Financing Documents and all financial or other information delivered to Lender with respect to Borrower and such Account do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statement made not misleading in any material respect;

                  (xxiii) If requested by Lender, a copy of each related contract and provider agreement to which any Secured Credit Party is a party has been delivered to Lender unless such Credit Party shall have, prior to the related funding date, certified to Agent that such delivery is prohibited by the terms of the contract or by law, and the circumstances of such prohibition; and

                  (xxiv) Such Account was (or if unbilled, will be) in any event billed no later than 45 days after the date the services or goods giving rise to such Account were rendered or provided, as applicable, and each bill contains an express direction requiring the Account Debtor to remit payments to the applicable lockbox linked to the applicable Blocked Account.

         SECTION 6.2 Intentionally deleted.

         SECTION 6.3 COLLATERAL ADMINISTRATION.

         (a) All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by each Secured Credit Party at its principal office(s) as set forth on the Information Certificate and shall not be moved from such locations without (i) providing prior written notice to Agent, and (ii) obtaining the prior written consent of Agent, which consent shall not be unreasonably withheld.

         (b) Borrower shall, and shall cause each Secured Credit Party to, keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. In addition, if Accounts in an aggregate face amount in excess of $500,000 for any single Account Debtor become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise, Borrower shall notify Agent of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence.

         (c) Whether or not an Event of Default has occurred, any of Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Agent or any designee of Agent or the Secured Credit Parties, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, but not limited to, verification of each Secured Credit Party's or Managed Practice's compliance with applicable laws, regulations and ordinances. Borrower shall, and shall cause each Secured Credit Party to, cooperate fully with Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Agent and applicable federal, state and local regulatory authorities having jurisdiction over the affairs of the Secured Credit Parties or Managed Practices, all of which contacts Borrower and the other Secured Credit Parties hereby irrevocably authorize. Prior to an Event of Default, Agent shall consult and cooperate with Borrower in exercising rights under this paragraph.

         (d) To expedite collection, Borrower shall, and shall cause each Secured Credit Party to, endeavor in the first instance to make collection of its Accounts for Agent. So long as there is Revolving Loan Outstandings and upon and during the continuation of an Event of Default, Agent shall have the right at any time to notify Account Debtors (subject to applicable law regarding Governmental Account Debtors) that Accounts have been assigned to Agent and, after the occurrence and during the continuation of an Event of Default that payment of such Accounts shall be made directly by such Account Debtors to Agent (and once such notice/instruction has been given to an Account Debtor, no Credit Party shall give any contrary instructions to such Account Debtor without Agent's prior written consent).

         (e) Borrower shall bear the risk of loss on all Collateral, regardless of whether such Collateral is in the possession or control of Borrower, another Secured Credit Party, Agent, a bailee or any other Person.

         (f) Agent is hereby authorized to file financing statements naming each Secured Credit Party as debtor, in accordance with the UCC, and if necessary, to the extent applicable, to otherwise file financing statements without such Secured Credit Party's signature if permitted by law. Each Credit Party hereby authorizes Agent to file all financing statements and amendments to financing statements describing the Collateral in any filing office as Agent, in its discretion may determine. Each Secured Credit Party agrees to comply with the requirements of all federal and state laws and requests of Agent in order for Agent to have and maintain a valid and perfected first security interest in the Collateral including, without limitation, executing and causing any other person to execute such documents as Agent may require to obtain control (as defined in the UCC) over all deposit accounts, electronic chattel paper, letter of credit rights, commercial tort claims and investment property. By joining in the Financing Documents as a Secured Credit Party, each Secured Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by the Secured Credit Party.

         SECTION 6.4 OTHER ACTIONS. In addition to the foregoing:

         (a) Borrower acknowledges and agrees that so long as there are Revolving Loan Outstandings and upon and during the continuation of an Event of Default, Agent may, for all Account Debtors (including Account Debtors of Managed Practices, other than a Governmental Account Debtor, provide written notice of Agent's Liens pursuant to the Financing Documents to each Person who either is at the time an Account Debtor or thereafter becomes an Account Debtor;

         (b) Borrower further acknowledges agrees that so long as there is Revolving Loan Outstandings that upon and during the continuation of an Event of Default, Agent may provide any Managed Practice with notice of Agent's interests and rights pursuant to any of the Financing Documents, including the provision of notice of (i) the assignment to Agent pursuant to the Financing Documents of any notices of sale evidencing the sale of accounts receivable of a Managed Practice to a Secured Credit Party pursuant to a Service Agreement and (ii) the assignment to Agent of UCC financing statements filed against a Managed Practice by a Secured Credit Party pursuant to a security agreement between the Managed Practice and such Secured Credit Party;

         (c) Borrower shall, and shall cause each Secured Credit Party to:

                  (i) direct all Account Debtors to make payments into a Deposit Account that is subject to a Deposit Account Agreement or a Deposit Account Control Agreement;

                  (ii) do anything further that may be lawfully required by Agent to secure Agent and effectuate the intentions and objects of this Agreement, including but not limited to the execution and delivery of lockbox agreements, continuation statements, amendments to financing statements, and any other documents required under this Agreement;

                  (iii) at Agent's request, immediately deliver to Agent all items of Collateral for which Agent must receive possession to obtain a perfected security interest (in each case, accompanied by stock powers, endorsements, allonges or other instruments of transfer duly executed in blank);

                  (iv) on Agent's demand, deliver to Agent all notes, certificates, and documents of title, chattel paper, warehouse receipts, instruments, and any other similar instruments constituting Collateral;

                  (v) where Collateral is in the possession of a third party, join with Agent in notifying the third party of Agent's security interests and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Agent;

                  (vi) cooperate with Agent in obtaining control (pursuant to written agreements establishing such control in form and substance satisfactory to Agent) with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights, electronic chattel paper and any other portion of the Collateral for which control is required in order to perfect a security interest;

                  (vii) not create any chattel paper without placing a legend on the chattel paper acceptable to Agent indicating that Agent has a security interest in the chattel paper; and

                  (viii) promptly, and in any event within two (2) Business Days after the same is acquired by the Secured Credit Party, notify Agent of any commercial tort claim acquired by the Secured Credit Party and unless otherwise consented to in writing by Agent, the Secured Credit Party shall enter into a written supplement to this Agreement (in form and substance satisfactory to Agent) granting to Agent a security interest in such commercial tort claim as part of the Collateral.

         SECTION 6.5 SEARCHES.

         Before Closing, and thereafter (as and when determined by Agent in its discretion, but with respect to subsection (a) below, no more that one time in any 12 month period unless an Event of Default exists), Agent will perform the searches described in clauses (a), (b) and (c) below against each Secured Credit Party or a Managed Practice (the results of which are to be consistent with the Borrower's representations and warranties under this Agreement), all at Borrower's expense:

         (a) UCC searches with the Secretary of State and local filing offices of each jurisdiction where each Secured Credit Party or Managed Practice maintains its executive offices, a place of business, or assets and the jurisdiction in which the Secured Credit Party or Managed Practice is organized;

         (b) Judgment, federal tax lien and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above and where each Secured Credit Party or Management Practice maintains executive offices; and

         (c) Searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of each Secured Credit Party or Managed Practice and the exact legal name under which the Secured Credit Party or Managed Practice is organized.

         SECTION 6.6 POWER OF ATTORNEY.

         Each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for each Secured Credit Party (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of the Secured Credit Party upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to the Secured Credit Party and constitute collections on the Secured Credit Party's Accounts; (b) execute in the name of the Secured Credit Party any financing statements, schedules, assignments, instruments, documents, and statements that Secured Credit Party is obligated to give Agent under any Financing Documents; (c) take any action the Secured Credit Party is required to take under Section 6.4 above; and (d) at any time while an Event of Default exists do such other and further acts and deeds in the name of the Secured Credit Party that Agent may deem reasonably necessary to enforce any Account or other Collateral or perfect Agent's security interest or Lien in any Collateral. In addition, if any Secured Credit Party breaches its obligation to direct payments of the proceeds of the Collateral to the Blocked Accounts, Agent, as the irrevocably made, constituted and appointed true and lawful attorney for the Secured Credit Party pursuant to this paragraph, may, by the signature or other act of any of Agent's officers (without requiring any of them to do so), direct any federal, state or private payor or fiscal intermediary to pay proceeds of the Collateral to the Secured Credit Party by directing payment to a Blocked Account or Agent's own accounts. By joining in the Financing Documents as a Secured Credit Party, each Secured Credit Party specifically joins in this Section 6.6 as if this Section 6.6 were a part of each Financing Document executed by the Secured Credit Party.

         SECTION 6.7 ADDITIONAL COLLATERAL PROVISIONS.

         (a) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, each Secured Credit Party shall remain liable under each item of Collateral consisting of a contract, instrument, permit or license to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Agent shall have no obligation or liability whatsoever to any Person under any such contract, instrument, permit or license (between the Secured Credit Party and any Person other than Agent) by reason of or arising out of the execution, delivery or performance of the Financing Documents, and Agent shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of a Secured Credit Party, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any such contract, instrument, permit or license.

         (b) After the occurrence and during the continuance of an Event of Default so long as there are Revolving Loan Outstandings, Borrower, at its own expense, shall cause the certified public accountant then engaged by

Borrower to prepare and deliver to Agent at any time and from time to time, promptly upon Agent's request, the following reports for all Secured Credit
Parties: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts;
(iii) trial balances; and (iv) test verifications of such Accounts as Agent may request. Borrower, at its own expense, shall cause its certified independent public accountants to deliver to Agent the results of any physical verifications of all or any portion of any inventory made or observed by such accountants when and if such verification is conducted. Agent shall be permitted to observe and consult with Borrower's accountants in the performance of these tasks.

         (c) Agent shall have no duty of care with respect to the Collateral except that Agent shall exercise reasonable care with respect to the Collateral in Agent's custody or in the collection of Collateral that Agent chooses to collect. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Agent accords its own property or if Agent takes such action with respect to the Collateral as Borrower shall request or agree to in writing provided that neither failure to comply with any such request nor any omission to do any such act requested by Borrower shall be deemed a failure to exercise reasonable care. Agent's failure to take steps to preserve rights against any parties or property shall not be deemed to be failure to exercise reasonable care with respect to the Collateral in Agent's custody. All risk, loss, damage or destruction of the Collateral shall be borne by Borrower and other Credit Parties.

                                  ARTICLE VII
                             [INTENTIONALLY DELETED]

                                  ARTICLE VIII
                                   CONDITIONS

         SECTION 8.1 CONDITIONS TO CLOSING.

         The obligation of each Lender to make the initial Loans and of Agent to issue any Support Agreements on the Closing Date shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the Closing Checklist, each in form and substance satisfactory to Agent, and to the consummation of the following conditions precedent, each to the satisfaction of Agent and Lenders in their sole discretion:

         (a) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

         (b) the satisfaction of Agent as to the absence, since September 30, 2003, of any material adverse change in any aspect of the business, operations, properties or financial condition of Borrower and its Consolidated Subsidiaries taken as a whole;

         (c) the receipt of the initial Borrowing Base Certificate, prepared as of November 30, 2003; and

         (d) the receipt by Agent of the Post Closing Obligations Letter, duly executed and delivered by each of the parties thereto.

         (e) receipt by Agent of such other documents, instruments and/or agreements as Agent may reasonably request.

         SECTION 8.2 CONDITIONS TO EACH LOAN AND SUPPORT AGREEMENT.

         The obligation of the Lenders to make a Loan (excluding the conversion of Loans to LIBOR Loans or the continuation of LIBOR Loans for successive Interest Periods) or of Agent to issue any Support Agreement (including on the Closing Date) is subject to the satisfaction of the following additional conditions:

         (a) in the case of a Revolving Loan Borrowing, receipt by Agent of a Notice of Borrowing in accordance with Section 2.2(b) and, in the case of any Support Agreement, receipt by Agent of a Notice of LC Credit Event in accordance with Section 2.4(a);

         (b) the fact that, immediately after such borrowing and after application of the proceeds thereof or after such issuance, the Revolving Loan Outstandings will not exceed the Revolving Loan Limit;

         (c) the fact that, immediately before and after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true and correct in all material respects on and as of the date of such borrowing or issuance, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

         Each borrowing, each giving of a Notice of LC Credit Event hereunder and each giving of a Notice of Borrowing hereunder shall be deemed to be a representation and warranty by Borrower on the date of such borrowing or notice as to the facts specified in Sections 8.2(b), 8.2(c) and 8.2(d).

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         SECTION 9.1 EVENTS OF DEFAULT.

         For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "Event of Default":

         (a) Borrower shall fail to pay when due any principal;

         (b) Borrower shall fail to pay when due any interest, premium or fee under any Financing Document or any other amount payable under any Financing Document and such failure continued unremedied for three (3) days;

         (c) Borrower shall fail to observe or perform any covenant contained in
Article IV, Article V, or Article VI and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Required Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default;

         (d) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement, in any other Financing Document or in any document, agreement or instrument entered into in connection with Ancillary Services (other than occurrences described in other provisions of this Section
9.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from Agent or Required Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default;

         (e) any representation, warranty, certification or statement made by any Credit Party or any other Person in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any material respect when made;

         (f) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans), or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans), if the effect of such failure or occurrence is to cause Debt having an individual principal amount in excess of $2,000,000 or having an aggregate principal amount in excess of $4,000,000 to become or be declared due prior to its stated maturity or (2) the occurrence of any breach or default under any terms or provisions of the Senior Notes or the Subordinated Debt and the expiration of any applicable cure periods under such Senior Notes or Subordinated debt without cure by Borrower or waiver by holder of such defaulted indebtedness;

         (g) any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under the federal bankruptcy laws as now or hereafter in effect;

         (i) (1) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $2,000,000, (2) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (3) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $2,000,000;

         (j) one or more judgments or orders for the payment of money aggregating in excess of $2,000,000 not covered by insurance shall be rendered against any or all Credit Parties and such judgments or orders shall continue unsatisfied and unstayed for a period of thirty (30) days;

         (k) any "Change of Control", "Change in Control", or terms of similar import occurs under the Senior Notes or the Subordinated Debt;

         (l) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert in writing;

         (m) any Credit Party shall be prohibited or otherwise materially restrained from conducting the business theretofore conducted by it by virtue of any casualty, any labor strike, any determination, ruling, decision, decree or order of any court or regulatory authority of competent jurisdiction or any other event and such casualty, labor strike, determination, ruling, decision, decree, order or other event remains unstayed and in effect for any period of thirty (30) days and such casualty, labor strike, determination, ruling, decision, decree, order or other event could reasonably be expected to result in a Material Adverse Effect;

         (n) any of the Financing Documents shall for any reason fail to constitute the valid and binding agreement of any party thereto, or any such party shall so assert in writing;

         (o) regardless of whether or not such Secured Credit Party had the power to control the operations of the application location and regardless of whether the same does or does not constitute a default under the applicable lease of such location, there shall occur with respect to any business location operated by a Secured Credit Party any Medicare or Medicaid survey deficiencies at Level G, H, I, J, K, L or worse (i) which remain outstanding for a period greater than one (1) month or (ii) resulting in the imposition by any Government Authority or the applicable state survey agency of sanctions in the form of either a program termination, temporary management, denial of payment for new admissions, state monitoring or facility closure, which could reasonably be expected to result in a Material Adverse Effect; or

         (p) A state or federal regulatory agency shall have revoked any license, permit, certificate or Medicaid or Medicare qualification pertaining to any business location of a Secured Credit Party, regardless of whether such license, permit, certificate or qualification was held by or originally issued for the benefit of the Secured Credit Party, a tenant or any other Person, in each case which could reasonably be expected to result in a Material Adverse Effect; and/or

         (q) any instruction or agreement regarding a Blocked Account or related lockbox is amended or terminated without the written consent of Lender, or if Borrower or a Secured Credit Party fails, within one (1) Business Day of receipt, to forward proceeds of Accounts to the applicable Blocked Account, or if Borrower or a Secured Credit Party directs any Account Debtor to make a payment in respect of an Account to any account other than the applicable Blocked Account.

         (r) Borrower shall fail to comply with Section 4.13.


         SECTION 9.2 ACCELERATION AND SUSPENSION OR TERMINATION OF REVOLVING LOAN COMMITMENT.

         Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (i) by notice to Borrower suspend or terminate the Revolving Loan Commitment, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Revolving Loan Commitment Percentage) and/or (ii) by notice to the Borrower declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same; provided that in the case of any of the Events of Default specified in Section 9.1(g) or 9.1(h) above, without any notice to Borrower or any other act by Agent or the Lenders, the Revolving Loan Commitment shall thereupon terminate and all of the Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower and Borrower will pay the same.

         SECTION 9.3 CASH COLLATERAL.

         If (i) any Event of Default specified in Section 9.1(g) or 9.1(h) shall occur, (ii) the Obligations shall have otherwise been accelerated pursuant to
Section 9.2 or (iii) the Revolving Loan Commitment shall have been terminated pursuant to Section 9.2, then without any request or the taking of any other action by Agent or the Lenders, Borrower shall immediately comply with the provisions of Section 2.4(e) with respect to the deposit of cash collateral to secure the existing Letter of Credit Liability and future payment of related fees.

         SECTION 9.4 DEFAULT RATE OF INTEREST AND SUSPENSION OF LIBOR RATE OPTIONS.

         At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are two percent (2.0%) in excess of the rates otherwise payable under this Agreement. Furthermore, at the election of Agent or Required Lenders during any period in which any Event of Default is continuing (x) as the Interest Periods for LIBOR Loans then in effect expire, such Loans shall be converted into Prime Rate Loans at the end of the applicable Interest Period and (y) the LIBOR election will not be available to Borrower.

         SECTION 9.5 SETOFF RIGHTS.

         During the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set-off and recoup against and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any other Credit Party (regardless of whether such balances are then due to Borrower or other Credit Party), and (B) other property at any time held or owing by such Lender to or for the credit or for the account of Borrower or any other Credit Party, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set-off or recoup shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set-off or recoupment with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to the Obligations as provided in this Section 9.5.

         SECTION 9.6 APPLICATION OF PROCEEDS.

         Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of Borrower or any guarantor of all or any part of the Obligations, and Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and
(b) in the absence of a specific determination by Agent with respect thereto, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities and expenses incurred by or owing to Agent and any Designated Lender Affiliate that is an Affiliate of Agent, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender and any Designated Lender Affiliate that is an Affiliate of any Lender, with respect to this Agreement, the other Financing Documents, any Ancillary Services or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the U.S. Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; and fifth to any other indebtedness or obligations of Borrower owing to Agent, any Lender or any Designated Lender Affiliate under the Financing Documents or with respect to Ancillary Services. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

         SECTION 9.7 INJUNCTIVE RELIEF.

         The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party's obligations under any Financing Documents, Agent may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including without limitation, maintaining the cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section 9.7 as if this Section 9.7 were a part of each Financing Document executed by the Credit Party.

         SECTION 9.8 MARSHALLING.

         Agent shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of any of the other Obligations or any other obligation owed to Agent by any Credit Party.

         SECTION 9.9 WAIVERS BY BORROWER.

         Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing, Accounts, contracts, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard; (b) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy,



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

attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

                                   ARTICLE X
                 EXPENSES, INDEMNITY, TAXES AND RIGHT TO PERFORM

         SECTION 10.1 EXPENSES.

         Borrower hereby agrees to promptly pay (i) all reasonable costs and expenses of Agent (including without limitation the fees, costs and expenses of counsel to, and independent appraisers and consultants retained by Agent) in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated by the Financing Documents, in connection with the performance by Agent of its rights and remedies under the Financing Documents and in connection with the continued administration of the Financing Documents including any amendments, modifications, consents and waivers to and/or under any and all Financing Documents, (ii) without limitation of the preceding clause (i), all reasonable costs and expenses of Agent in connection with the creation, perfection and maintenance of Liens pursuant to the Financing Documents, including title investigations, (iii) without limitation of the preceding clause
(i), expenses of Agent in connection with protecting, storing, insuring, handling, maintaining or selling any Collateral and in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Financing Documents, and (iv) all costs and expenses incurred by Lenders in connection with any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all Financing Documents, provided, that to the extent that the costs and expenses referred to in this clause (iv) consist of fees, costs and expenses of counsel, Borrower shall be obligated to pay such fees, costs and expenses for only one counsel acting for all Lenders (other than Agent). If Agent uses in-house counsel for any of these purposes, Borrower further agrees that its Obligations under the Financing Documents include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent for the work performed.

         SECTION 10.2 INDEMNITY.

         Borrower hereby agrees to indemnify, pay and hold harmless Agent and Lenders and the officers, directors, employees and counsel of Agent and Lenders (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitee) in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto and including any such proceeding initiated by or on behalf of a Credit Party, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Agent or Lenders) asserting any right to payment for the transactions contemplated hereby, which may be imposed on, incurred by or asserted against such Indemnitee as a result of or in connection with the transactions contemplated hereby or by the other Financing Documents (including, without limitation, (i)(A) as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from, any property now or previously owned, leased or operated by Borrower, any Credit Party or any other Person of any Hazardous Materials or any Hazardous Materials Contamination, (B) arising out of or relating to the offsite disposal of any materials generated or present on any such property or (C) arising out of or resulting from the environmental condition of any such property or the applicability of any governmental requirements relating to Hazardous Materials, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Borrower or any Credit Party, and (ii) proposed and actual extensions of credit under this Agreement) and the use or intended use of the proceeds of the Notes and Letters of Credit, except that Borrower shall have no obligation hereunder to an Indemnitee with respect to any liability resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking set forth in the immediately preceding sentence may be unenforceable, Borrower shall contribute the



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

maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnitees or any of them.

         SECTION 10.3 TAXES.

         Borrower agrees to pay all governmental assessments, charges or taxes (except income or other similar taxes imposed on Agent or Lenders), including any interest or penalties thereon, at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement or the other Financing Documents or the issuance of the Notes or Letters of Credit and to indemnify and hold Agent and Lenders harmless against liability in connection with any such assessments, charges or taxes.

         SECTION 10.4 RIGHT TO PERFORM.

         If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Agent itself may, but shall not be obligated to, following reasonable notice to such Credit Party, cause such obligation to be performed at Borrower's expense and Borrower agrees to reimburse Agent therefor within ten (10) days following written demand. All amounts owing hereunder or under any other Financing Document may be satisfied in full, subject to the provisions of Section 2.1(a)(ii), through the making of Agent Advances.

                                   ARTICLE XI
                                      AGENT

         SECTION 11.1 APPOINTMENT AND AUTHORIZATION.

         Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Security Documents on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Except as otherwise expressly provided in
Section 12.5 or by the terms of the Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article XI are solely for the benefit of Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.

         SECTION 11.2 AGENT AND AFFILIATES.

         Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.

         SECTION 11.3 ACTION BY AGENT.

         The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

         SECTION 11.4 CONSULTATION WITH EXPERTS.

         Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.



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

         SECTION 11.5 LIABILITY OF AGENT.

         Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements specified in any Financing Document; (iii) the satisfaction of any condition specified in any Financing Document, except receipt of items required to be delivered to Agent;
(iv) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (v) the existence or non-existence of any Default or Event of Default; or (vi) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

         SECTION 11.6 INDEMNIFICATION.

         Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished. The obligations of Lenders under this
Section 11.6 shall survive the payment in full of the Obligations and the termination of this Agreement.

         SECTION 11.7 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS.

         Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders and, notwithstanding the instructions of Required Lenders, Agent shall have no obligation to take any action if it believes, in good faith, that such action exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.6.

         SECTION 11.8 CREDIT DECISION.

         Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.



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

         SECTION 11.9 COLLATERAL MATTERS.

         Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Revolving Loan Commitment and payment in full of all Obligations and the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Letters of Credit; or
(ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release particular types or items of Collateral pursuant to this Section 11.9. At the prior written request of Borrower and as permitted by the terms of this Agreement, so long as no Event of Default exists or would result therefrom, the Agent shall (a) release the Guarantee by, and all liens and security interests in Collateral of, any Secured Credit Party (other than Borrower) that becomes an Unrestricted Subsidiary, and (b) release all liens and security interests in Collateral of any Secured Credit Party that is disposed of in a manner permitted (or not otherwise prohibited) under the terms of the Financing Documents. For the avoidance of doubt, in the event that liens and security interests of Agent are released pursuant this Section 11.9, any Accounts that were previously subject to such released liens and security interests will be excluded from the Borrowing Base.

         SECTION 11.10 AGENCY FOR PERFECTION.

         Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the UCC, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefore, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loans unless instructed to do so by Agent, it being understood and agreed that such rights and remedies may be exercised only by Agent.

         SECTION 11.11 NOTICE OF DEFAULT.

         Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

         SECTION 11.12 SUCCESSOR AGENT.

         Agent may resign at any time by giving written notice thereof to the Lenders and Borrower. Upon any such resignation, Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be reasonably acceptable to Borrower, an institution organized or licensed under the laws of the United States of America or of any State thereof. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.



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

         SECTION 11.13 DISBURSEMENTS OF REVOLVING LOANS; PAYMENT.

         (a) Revolving Loan Advances, Payments and Settlements; Interest and Fee Payments.

                  (i) Agent shall have the right, on behalf of Lenders, to disburse funds to Borrower for all Revolving Loans requested by Borrower pursuant to the terms of this Agreement. Absent the prior receipt by Agent of a written notice from any Lender pursuant to which such Lender notifies Agent that such Lender shall cease making Revolving Loans (whether due to the existence of a Default or Event of Default or otherwise), Agent shall be conclusively entitled to assume, for purposes of the preceding sentence, that each Lender will fund its Pro Rata Share of all Revolving Loans requested by Borrower. Each Lender shall reimburse Agent on demand, in accordance with the provisions of the immediately following paragraph, for all funds disbursed on its behalf by Agent pursuant to the first sentence of this clause (i), or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Loan before Agent disburses the same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of the Revolving Loan requested by Borrower no later than noon (Chicago time) on the date of funding of such Revolving Loan, and each such Lender shall pay Agent on such date such Lender's Pro Rata Share of such requested Revolving Loan, in same day funds, by wire transfer to the Payment Account, or such other account as may be identified in writing by Agent to Lenders from time to time. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 11.13 shall be without premium or penalty. Nothing in this Section 11.13 or elsewhere in this Agreement or the other Financing Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (ii) On a Business Day of each week as selected from time to time by Agent, or more frequently (including daily), if Agent so elects (each such day being a "SETTLEMENT DATE"), Agent will advise each Lender by telephone, facsimile or e-mail of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance (including any Agent Advances) as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's actual Pro Rata Share of the Revolving Loan balance to such Lender's required Pro Rata Share of the Revolving Loan balance as of any Settlement Date, the party from which such payment is due (i) shall be deemed, irrevocably and unconditionally, to have purchased, without recourse or warranty, an undivided interest and participation in the Revolving Loans sufficient to equate such Lender's actual Pro Rata Share of the Revolving Loan balance as of such Settlement Date with such Lender's required Pro Rata Share of the Revolving Loans as of such date and
(ii) shall pay Agent, without setoff or discount, in same day funds, by wire transfer to the Payment Account not later than noon (Chicago time) on the Business Day following the Settlement Date the full purchase price for such interest and participation, equal to one hundred percent (100%) of the principal amount of the Revolving Loans being purchased and sold. In the event settlement shall not have occurred by the date and time specified in the immediately preceding sentence, interest shall accrue on the unsettled amount at the Federal Funds Rate, for the first three (3) days following the scheduled date of settlement, and thereafter at the Prime Rate plus the Prime Rate Margin.

                  (iii) On each Settlement Date, Agent shall advise each Lender by telephone, facsimile or e-mail of the amount of such Lender's Pro Rata Share of principal, interest and fees paid for the benefit of Lenders with respect to each applicable Loan, to the extent of such Lender's credit exposure with respect thereto, and shall make payment to such Lender not later than noon (Chicago time) on the Business Day following the Settlement Date of such amounts in accordance with wire instructions delivered by such Lender to Agent, as the same may be modified from time to time by written notice to Agent; provided, that, in the case such Lender is a Defaulted Lender, Agent shall be entitled to set off the funding short-fall against that Defaulted Lender's respective share of all payments received from Borrower.

                  (iv) The provisions of this Section 11.13(a) shall be deemed to be binding upon Agent and Lenders notwithstanding the occurrence of any Default or Event of Default, or any insolvency or bankruptcy proceeding pertaining to Borrower or any other Credit Party.



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

         (b) Return of Payments.

                  (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

                  (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

         (c) Defaulted Lenders. The failure of any Defaulted Lender to make any Revolving Loan or any payment required by it hereunder shall not relieve any other Lender of its obligations to make such Revolving Loan or payment, but neither any Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make a Revolving Loan or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document. At Borrower's request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent's consent and in Agent's discretion (but shall have no obligation) to purchase from any Defaulted Lender, and each Defaulted Lender agrees that it shall, at Agent's request, sell and assign to Agent or such Person, all of the lending commitments and commitment interests of that Defaulted Lender for an amount equal to the principal balance of all Loans held by such Defaulted Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

         SECTION 12.1 SURVIVAL.

         All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the execution, sale and delivery of the Notes. The indemnities and agreements set forth in Article VI and Article X shall survive the payment of the Obligations and any termination of this Agreement.

         SECTION 12.2 NO WAIVERS.

         No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.3 NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an Assignment Agreement or in a notice delivered to Borrower and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower; provided, that notices, requests or other communications shall be permitted by e-mail only where expressly provided in the Financing Documents. Each such notice, request or other communication shall be effective (i) if given by facsimile or e-mail,



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

when such notice is transmitted to the facsimile number or e-mail address specified by this Section or (ii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

         SECTION 12.4 SEVERABILITY.

         In case any provision of or obligation under this Agreement or the Notes or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 12.5 AMENDMENTS AND WAIVERS.

         Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if (x) any amendment would increase either such Lender's Revolving Loan Commitment Amount, by such Lender and (y) the rights or duties of Agent or LC Issuer are affected thereby, by Agent or the LC Issuer, as the case may be); provided that no such amendment or waiver shall;
(i) reduce the principal of, rate of interest on or any fees with respect to any Loan or Reimbursement Obligation unless signed by each Lender affected thereby;
(ii) postpone the date fixed for any payment of principal of any Loan, or of any Reimbursement Obligation or of interest on any Loan or any Reimbursement Obligation or any fees hereunder or for any termination of any commitment unless signed by each Lender affected thereby; (iii) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder unless signed by all Lenders; (iv) amend or waive this Section 12.5 or the definitions of the terms used in this Section
12.5 insofar as the definitions affect the substance of this Section 12.5 unless signed by all Lenders; (v) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document unless signed by all Lenders; or (vi) increase any of the advance rates set forth in the Borrowing Base Certificate unless signed by all Lenders.

         SECTION 12.6 ASSIGNMENTS; PARTICIPATIONS.

         (a) Assignments.

                  (i) Any Lender may at any time assign to one or more Persons (any such Person, an "ASSIGNEE") all or any portion of such Lender's Loans and interest in the Revolving Loan Commitment, with the prior written consent of Agent (which consent shall not be unreasonably withheld or delayed) and, so long as no Event of Default exists, Borrower (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or to an Affiliate of a Lender). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to Five Million and No/100 Dollars ($5,000,000) or, if less, the assignor's entire interests in the Revolving Loan Commitment and outstanding Loans. Borrower and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Any attempted assignment not made in accordance with this Section 12.6(a) shall be treated as the sale of a participation under Section 12.6(b). Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three
(3) Business Days after notice thereof.

                  (ii) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Assignee's percentage interest in the Revolving Loan Commitment (and, as applicable, Notes in the principal



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

amount of that portion of the Revolving Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

                  (iii) Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.

                  (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note as collateral security to a Federal Reserve Bank or, as applicable, to such Lender's trustee for the benefit of its investors (but no such assignment shall release any Lender from any of its obligations hereunder).

         (b) Participations.

         Any Lender may at any time sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). Any such participation shall be in a minimum amount of $5,000,000. In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in
Section 9.5.

         SECTION 12.7 HEADINGS.

         Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

         SECTION 12.8 CONFIDENTIALITY.

         In handling any confidential information of any Credit Party, Agent and each Lender shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that disclosure of such information may be made (i) to agents, employees, Subsidiaries, Affiliates, attorneys and advisors of such Person in connection with its present or prospective business relations with the Credit Parties arising out of the Financing Documents, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have agreed to be bound by the provision of this Section 12.8, (iii) as required by law, regulation, rule, request or order, subpoena, judicial order or similar order and in connection with any litigation and (iv) as may be required in connection with the examination, audit or similar investigation of such Person. Confidential information shall include only such information identified as such at the time provided to Agent and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a third party, provided Agent does not have actual knowledge that such third party is prohibited from disclosing such information.

         Notwithstanding the foregoing, any Taxpayer (and each employee, representative or other agent of such Taxpayer) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such Taxpayer relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that contains information concerning the tax treatment or tax structure of the Transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transaction.

         SECTION 12.9 PRIVACY.

         Parties agree to comply with all applicable laws concerning privacy of Patient information, including the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and, if necessary, the parties agree to negotiate in good faith and enter into a business associate agreement as that term is defined by HIPAA.

         SECTION 12.10 PUBLICATION; ADVERTISEMENT.

         (a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of GE Capital or any of its Affiliates or any reference to this Agreement or the financing evidenced hereby, in any case without GE Capital's prior written consent.

         (b) Advertisement. Each Credit Party hereby authorizes GE Capital to publish the name of such Credit Party and the amount of the financing evidenced hereby in any "tombstone" or comparable advertisement which GE Capital elects to publish. In addition, each Credit Party agrees that GE Capital may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, GE Capital shall provide Borrower with an opportunity to review and confer with GE Capital regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its publication.

         SECTION 12.11 COUNTERPARTS; INTEGRATION.

         This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 12.12 TIME.

         Whenever Borrower is required to make any payment or perform any act on a Saturday, Sunday, or a legal holiday under the laws of the State of Illinois (or other jurisdiction where Borrower is required to make the payment or perform the act), the payment may be made or the act performed on the next Business Day. Time is of the essence in Borrower's performance under this Agreement and all other Financing Documents.

         SECTION 12.13 COMMISSIONS.

         The transaction contemplated by this Agreement was brought about by Agent, Lenders and Borrower acting as principals and without any brokers, agents, or finders being the effective procuring cause. Borrower represents that it has not committed Agent or Lenders to the payment of any brokerage fee, commission, or charge in connection with this transaction. If any such claim is made on Agent or Lenders by any broker, finder, or agent or other person, Borrower will indemnify, defend, and hold Agent and Lenders harmless from and against the claim and will defend any action to recover on that claim, at Borrower's cost and expense, including Agent's and Lenders' counsel fees. Borrower further agrees that until any such claim or demand is adjudicated in Agent's and Lenders' favor, the amount demanded will be deemed an Obligation of Borrower under this Agreement, secured by the Collateral.

         SECTION 12.14 THIRD PARTIES.

         No rights are intended to be created under this Agreement or under any other Financing Document for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Agent of any Credit Party's duty of performance, including without limitation any Secured Credit Party's duties under any account or contract in which Agent has a security interest.

         SECTION 12.15 AGENT APPROVALS.

         Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent in its sole and absolute discretion and business judgment.

         SECTION 12.16 GOVERNING LAW; SUBMISSION TO JURISDICTION.

         THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         SECTION 12.17 WAIVER OF JURY TRIAL.

         WITH RESPECT TO ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENTS, BORROWER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. AGENT AND LENDERS ARE HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF BORROWER'S WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF AGENT OR ANY LENDER (INCLUDING COUNSEL) HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO BORROWER THAT AGENT OR LENDERS WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        RADIOLOGIX, INC.


                                        By: /s/ Sami S. Abbasi
                                            ------------------------------------
                                            Name: Sami S. Abbasi
                                                  ------------------------------
                                             Title: Executive Vice President and
                                                    Chief Operating Officer
                                                    ----------------------------

                                             Address: 3600 JP Morgan Chase Tower
                                                      --------------------------
                                                      2200 Ross Avenue
                                                      Dallas, TX  75201
                                                      --------------------------

                                        Facsimile number: (214) 303-2777
                                                          ----------------------


                                        BORROWER'S ACCOUNT DESIGNATION:

                                        Bank One, NA
                                        ----------------------------------------
                                        Dallas, Texas
                                        ----------------------------------------
                                        ABA No.:
                                                     ---------------------------
                                        Account No.:
                                                     ---------------------------
                                        Account Name: Radiologix, Inc.
                                                     ---------------------------
                                        Reference:
                                                     ---------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION, as
                                        Agent and a Lender

                                        By: /s/ Brian S. Beckwith
                                            ------------------------------------
                                            Name: Brian S. Beckwith
                                                  ------------------------------
                                            Title: Duly Authorized Signatory
                                                   -----------------------------

                                        Address:   2 Bethesda Metro Center,
                                                   Suite 600
                                                   Bethesda, Maryland 20814
                                                   Attn: Account Manager,
                                                   Radiologix - Tom Buckelew
                                        Facsimile number: 866-493-9972
                                                          ----------------------
                                        E-Mail Address:
                                                          ----------------------

                                        PAYMENT ACCOUNT DESIGNATION:

                                        Deutsche Bank/Banker's Trust
                                        New York, NY
                                        ABA#
                                        Acct. Name:  HH Cash Flow Collections
                                        Acct#
                                        Ref:
                                        ----------------------------------------

                                     ANNEX A

                                COMMITMENT ANNEX

Lender             Revolving Loan       Revolving Loan
                   Commitment Amount    Commitment Percentage
---------------    -----------------    ---------------------
GE Capital         $___________         _______%

Other Lenders      $0.00                Not Applicable

TOTALS             $                    Not Applicable

                                     ANNEX B

                                CLOSING CHECKLIST

1.       Credit Agreement

2.       Information Certificate

3.       Revolving Credit Note

4.       Amended and Restated Guaranty

5.       Amended and Restated Security Agreement

6.       Amended and Restated Pledge Agreement

7.       Collateral Assignments of the Managed Practice Collateral Documents

8.       Post Closing Obligations Letter

9.       Opinion of Borrower's Counsel

10.      Organizational Documents for Radiologix, Inc.
                  (a)  Secretary's Certificate
                  (b)  Certificate of Incorporation
                  (c)  Bylaws
                  (d)  Resolutions
                  (e)  Incumbency Certificate
                  (f)  Good Standing Certificates
                  (g)  Bring-down Certificate

11.      Organizational Documents for each Secured Credit Party
                  (a)  Secretary's Certificate
                  (b)  Certificate of Incorporation
                  (c)  Bylaws
                  (d)  Resolutions
                  (e)  Incumbency Certificate
                  (f)  Good Standing Certificates
                  (g)  Bring-down Certificate

12. UCC-1 financing statements and Notices of Sale for filing against Managed Practices pursuant to security agreements underlying Service Agreements and sale provisions in such agreements as Agent deems appropriate

13. UCC-3 termination statements related to liens against Borrower and Secured Credit Parties as Agent deems appropriate

14. UCC-1 financing statements filed against the Borrower and each of the Secured Credit Parties in respect to such locations as Lender deems appropriate

15. UCC-3 assignments of UCC-1financing statements filed against Managed Practices as Agent deems appropriate

              EXHIBIT A TO CREDIT AGREEMENT (ASSIGNMENT AGREEMENT)

         This Assignment Agreement (this "ASSIGNMENT AGREEMENT") is entered into as of __________ by and between the Assignor named on the signature page hereto ("ASSIGNOR") and the Assignee named on the signature page hereto ("ASSIGNEE"). Reference is made to the Amended and Restated Credit Agreement dated as of ______________ (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among _______________ ("BORROWER"), the financial institutions party thereto from time to time, as Lenders, and GE Capital, as Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

         Assignor and Assignee hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the "SCHEDULE"), in and to Assignor's rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the "EFFECTIVE DATE"). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Revolving Loan Commitment) and Assignor shall pay to Assignee a closing fee in respect of the transactions contemplated hereby in the amount specified on the Schedule.

         2. Assignor (i) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (ii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.

         3. Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (ii) agrees that it will, independently and without reliance upon Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iv) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (v) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (vi) represents and warrants that Assignee is not a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) or, if it is a foreign person, that it has delivered to Agent the documentation required to be delivered to Agent by
Section 13 below; and (vii) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

         4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.



                               Exhibit A - Page 1

         5. Upon the effectiveness of this Assignment Agreement pursuant to
Section 13 below, (i) Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (ii) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (iii) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and (iv) Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         6. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

         7. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

         8. For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.

         9. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         11. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         12. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

         13. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (i) the execution of a counterpart hereof by each of Assignor and Assignee, (ii) the execution of a counterpart hereof by each of Agent and Borrower as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Credit Agreement, (iii) the receipt by Agent of the administrative fee referred to in Section 12.6(a) of the Credit Agreement, (iv) in the event Assignee is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes), the receipt by Agent of Internal Revenue Service Form W-8BEN or Form W-8ECI or such other forms, certificates or other evidence with respect to United States Federal income tax withholding matters that are required under the Internal Revenue Code to establish that Assignee shall be entitled to receive payments of principal, interest and fees under the Credit Agreement free from or at a reduced rate of withholding of United States Federal income tax properly completed and executed by Assignee, and (v) the receipt by Agent of originals or telecopies of the counterparts described above.


                               Exhibit A - Page 2

         The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.


                                     ASSIGNOR:


                                     -------------------------------------------

                                     By:
                                         ---------------------------------------
                                     Title:


                                     ASSIGNEE:


                                     -------------------------------------------

                                     By:
                                            ------------------------------------
                                     Title:
                                            ------------------------------------


                                     Consented to:

                                     GENERAL ELECTRIC CAPITAL CORPORATION, as
                                     Agent


                                     Name:
                                              ----------------------------------
                                     Title:
                                              ----------------------------------


                                     RADIOLOGIX, INC., as Borrower

                                     BY:
                                              ----------------------------------
                                     TITLE:                                    ]
                                              ----------------------------------



                               Exhibit A - Page 3

                        SCHEDULE TO ASSIGNMENT AGREEMENT


Assignor:                  ____________________
Assignee:                  ____________________
Effective Date:            ____________________


                  Amended and Restated Credit Agreement dated as of December 31, 2003 among Radiologix, Inc., as Borrower, the financial institutions party thereto from time to time, as Lenders, and General Electric Capital Corporation, as Agent

Interests Assigned:

Commitment/Loan                       Revolving Loan Commitment          Revolving Loan Percentage
---------------                       -------------------------          -------------------------
Assignor Amounts                      $                                  _______%

Amounts Assigned                      $                                  _______%

Assignor Amounts                      $                                  _______%
(post-assignment)


Closing Fee:                          $____________

Assignee Information:

Address for Notices:


-------------------------------------
-------------------------------------
Attention:
                  -------------------
Telephone:
                  -------------------
Facsimile:
                  -------------------



                               Exhibit A - Page 4

             EXHIBIT C TO CREDIT AGREEMENT (COMPLIANCE CERTIFICATE)

                             COMPLIANCE CERTIFICATE


                                RADIOLOGIX, INC.


                             DATE: __________, _____


         This certificate is given by _____________________, a Responsible Officer of Radiologix, Inc., a Delaware corporation ("BORROWER"), pursuant to
Section 4.1(c) of that certain Amended and Restated Credit Agreement dated as of December 31, 2003 among Borrower, the Lenders from time to time party thereto and GE Capital, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

         (a) the financial statements delivered with this certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrower and the other Credit Parties as of the dates of such financial statements;

         (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and the Subsidiaries during the accounting period covered by such financial statements;

         (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto.


                               Exhibit C - Page 1

         IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of _______________, ______.


                                         By
                                                  ------------------------------
                                         Name
                                                  ------------------------------
                                         Title                       of Borrower
                                                  ------------------



                               Exhibit C - Page 2

           EXHIBIT D TO CREDIT AGREEMENT (BORROWING BASE CERTIFICATE)

                                RADIOLOGIX, INC.


                            DATE: ___________, ______

         This certificate is given by ____________________, a Responsible Officer of Radiologix, Inc., a Delaware corporation ("BORROWER"), pursuant to
Section 4.1(l) of that certain Amended and Restated Credit Agreement dated as of December 31, 2003 among Borrower, the Lenders from time to time party thereto and General Electric Capital Corporation, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer hereby certifies to Agent and Lenders that:

         (a) Attached hereto as Schedule 1 is a calculation of the Borrowing Base for Borrower as of the above date;

         (b) based on such schedule, the Borrowing Base as the above date is:

                                        $____________________

         The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects as of the date hereof, and (ii) no Default or Event of Default has occurred and is continuing on the date hereof.

         IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of _______________, ____.



                                         By
                                                  ------------------------------
                                         Name
                                                  ------------------------------
                                         Title                       of Borrower
                                                  ------------------



                               Exhibit D - Page 1

               EXHIBIT E TO CREDIT AGREEMENT (NOTICE OF BORROWING)

                                RADIOLOGIX, INC.


                            DATE: ___________, ______


         This certificate is given by ____________________, a Responsible Officer of Radiologix, Inc., a Delaware corporation ("BORROWER"), pursuant to
Section 2.2(b) of that certain Amended and Restated Credit Agreement dated as of December 31, 2003 among Borrower, the Lenders from time to time party thereto and General Electric Capital Corporation, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned Responsible Officer hereby gives notice to Agent of Borrower's request to: complete as appropriate

         (a) on [ DATE ] borrow $[__________] of Revolving Loans, which Revolving Loans shall be [PRIME RATE LOANS/LIBOR LOANS HAVING AN INTEREST PERIOD OF ______ MONTH(S)];

         (b) on [ DATE ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [AND, IN THE CASE OF A LIBOR LOAN, HAVING AN INTEREST PERIOD OF [_____] MONTH(S)];

         (c) on [ DATE ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR, as a LIBOR Loan having an Interest Period of [_____] month(s).

         The undersigned officer hereby certifies that, both before and after giving effect to the request above (i) each of the conditions precedent set forth in Section 8.2(b), 8.2(c) and 8.2(d) have been satisfied, (ii) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects as of the date hereof, and (iii) no Default or Event of Default has occurred and is continuing on the date hereof.

         IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ____________, ____.



                                         By
                                                  ------------------------------
                                         Name
                                                  ------------------------------
                                         Title                       of Borrower
                                                  ------------------



                               Exhibit E - Page 1